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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Fisher Companies, Inc.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

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                             FISHER COMPANIES INC.
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 29, 1999

To the Shareholders of Fisher Companies Inc:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Fisher Companies Inc. (the "Company") will be held at the United Artists 150 Theater, 2131 Sixth Avenue, Seattle, Washington, at 10:00 a.m., Thursday, April 29, 1999, for the purpose of considering and voting upon the following matters:

1. AMENDMENT OF ARTICLES OF INCORPORATION. To consider and act upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 12 million to 50 million, such shares to be divided into two series.

2. ADOPTION OF THE FISHER COMPANIES INCENTIVE PLAN OF 1999. To consider and act upon a proposal to adopt the Fisher Companies Incentive Plan of 1999, in connection with the proposed amendment of the Company's Articles of Incorporation.

3. ELECTION OF DIRECTORS. To elect four (4) directors for a term of three years or until their successors have been elected and qualified.

4. RATIFICATION OF INDEPENDENT ACCOUNTANTS. To consider and act upon a resolution to ratify the action of the Board of Directors in appointing PricewaterhouseCoopers LLP as independent accountants for 1999.

5. WHATEVER OTHER BUSINESS may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has established the close of business on March 12, 1999, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

     Further information regarding voting rights and the business to be transacted at the Annual Meeting is given in the accompanying Proxy Statement. Family members are welcome to accompany you at the meeting.

March ___, 1999                        BY ORDER OF THE BOARD OF DIRECTORS


                                       David D. Hillard, Secretary

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                            YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy and return it in the enclosed postage prepaid envelope. It is important that your shares be represented and that a quorum is present. If you attend the meeting in person, your Proxy may be revoked and you may personally vote your shares even though you have previously returned your Proxy.
================================================================================
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                               TABLE OF CONTENTS

                                                                            PAGE

PRELIMINARY PROXY STATEMENT................................................   1

ABOUT THE ANNUAL MEETING...................................................   1

SUMMARY OF CERTAIN MATTERS TO BE ACTED UPON................................   3

  SUMMARY OF THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF
    INCORPORATION..........................................................   4

  SUMMARY OF THE PROPOSAL TO ADOPT A NEW  FISHER COMPANIES
    INCENTIVE PLAN.........................................................   5

BUSINESS OF THE MEETING....................................................   6

PROPOSAL NO. 1 - TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION..........   6

  INTRODUCTION.............................................................   6
       General.............................................................   6
       Vote Required.......................................................   8
  BACKGROUND AND PURPOSE OF THE PROPOSAL -- BOARD OF DIRECTORS'
    RECOMMENDATION.........................................................   8
       Background..........................................................   8
       Purpose of the Proposal; Board of Directors' Recommendation.........   9
  DESCRIPTION OF THE PROPOSAL..............................................  11
       Amendment of Articles of Incorporation..............................  11
       Voting..............................................................  11
       Dividends and Other Distributions...................................  12
       Series B Stock: Transfer Restrictions: Convertibility into
         Series A Stock....................................................  12
       Termination and Conversion of Series B Common Stock.................  16
       Future Issuances of Series B Common Stock...........................  17
       No Preemptive Rights................................................  17
       Employee Benefit Plans..............................................  17
       Shareholder Information.............................................  18
  CERTAIN EFFECTS OF THE PROPOSAL..........................................  18
  CERTAIN POTENTIAL DISADVANTAGES OF THE PROPOSAL..........................  21
  OTHER MATTERS IN CONNECTION WITH THE PROPOSAL............................  22
       Interests of Certain Persons........................................  22
       Advisors to the Company.............................................  22
       Financial Information...............................................  22

PROPOSAL NO. 2 - TO ADOPT THE FISHER COMPANIES INCENTIVE PLAN OF 1999......  22

       General.............................................................  22
       Purpose of the 1999 Plan............................................  23
       Other Changes.......................................................  24

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       Vote Required.......................................................  24

PROPOSAL NO. 3 - ELECTION OF DIRECTORS.....................................  24

       General.............................................................  24

INFORMATION WITH RESPECT TO NOMINEES AND DIRECTORS WHOSE TERMS CONTINUE....  26

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES............  29

EXECUTIVE COMPENSATION.....................................................  30

REPORT ON EXECUTIVE COMPENSATION...........................................  35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............  41

PROPOSAL NO. 4 - RATIFICATION OF INDEPENDENT ACCOUNTANTS...................  44

TRANSACTIONS WITH MANAGEMENT...............................................  45

COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS..........................  45

INDEPENDENT ACCOUNTANTS....................................................  46

OTHER BUSINESS.............................................................  46

INFORMATION CONCERNING SHAREHOLDER PROPOSALS...............................  46

FINANCIAL INFORMATION......................................................  46

ANNUAL REPORT TO SHAREHOLDERS..............................................  46


APPENDIX A - PROPOSED AMENDED AND RESTATED ARTICLES OF INCORPORATION

                          PRELIMINARY PROXY STATEMENT

                             FISHER COMPANIES INC.
                             600 University Street
                                   Suite 1525
                           Seattle, Washington  98101
                                 (206) 624-2752

     THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE BEING SENT TO SHAREHOLDERS OF THE COMPANY ON OR ABOUT MARCH ___, 1999 FOR USE IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY ("ANNUAL MEETING") TO BE HELD ON APRIL 29, 1999.

                           ABOUT THE ANNUAL MEETING

WHEN AND WHERE IS THE MEETING?

     The Annual Meeting of Shareholders of Fisher Companies Inc. (the "Company" or "Corporation") will be held at 10:00 a.m. on Thursday, April 29, 1999 at the United Artists 150 Theater, 2131 Sixth Avenue, Seattle, Washington.

WHAT IS THE PURPOSE OF THE MEETING?

     At the Annual Meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including a proposal to amend the Company's Articles of Incorporation (the "Proposal"); a proposal to adopt the Fisher Companies Inc. Incentive Plan of 1999; the election of directors; and ratification of the Company's independent accountants. In addition, the Company's management will report on the performance of the Company during 1998 and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE?

     Only shareholders of record at the close of business on the record date, March 12, 1999, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting.

WHO CAN ATTEND THE MEETING?

     All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Family members are welcome to accompany you at the meeting. Admission to the meeting will be by admission card only. If you hold your shares in "street name" (that is, through a broker or other nominee), you may request an admission card by writing or phoning the Company.

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WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 8,542,384 shares of common stock $1.25 par value per share of the Company (the "Company common stock") were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you have directed. If you are a registered shareholder and attend the Annual Meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     After you have submitted your proxy, you may change your vote at any time before the proxy is exercised by submitting to the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS SUBMITTED TO THE COMPANY'S SHAREHOLDERS AND DESCRIBED IN THIS PROXY STATEMENT.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Amendment of the Company's Articles of Incorporation. Applicable Washington law (RCW 23B.10.030) provides that for public companies such as the Company, a proposal to amend the Articles of Incorporation requires the affirmative vote of a majority of the Company's outstanding common stock. That statute, however, also authorizes the Board of Directors to require a greater vote for the approval of such an amendment. The Company's Board of Directors has determined that a higher threshold of approval is appropriate because of the significance of the proposal. Accordingly, in its resolutions approving the proposal, the Board provided that the affirmative vote of at least two-thirds (66 2/3%) of the outstanding shares is required to approve the amendment of the Company's Articles of Incorporation. If approval by at least two-thirds of the outstanding shares is not obtained, the proposal will not be adopted, even if the approval received exceeds a majority of the Company's outstanding shares.

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     Election Of Directors.  Directors will be elected by a plurality of the votes cast at the Annual Meeting by Company shareholders present in person or by proxy and entitled to vote. Shareholders have one vote for each share of Company common stock held except for the election of directors, in which case a shareholder may either (i) cumulate his or her shares and give one nominee (or divide among less than all nominees) as many votes as the number of shares that such shareholder holds, multiplied by the number of nominees; or (ii) vote his or her shares, multiplied by the number of nominees, equally among the nominees for election. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company, with the cost of solicitation borne by the Company.
Solicitation may be made by directors and officers of the Company, by use of the mails, or by telephone, facsimile and personal interview. The Company does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners.

                  SUMMARY OF CERTAIN MATTERS TO BE ACTED UPON

     This Summary highlights selected information from this Proxy Statement regarding two of the matters to be acted upon at the Annual Meeting: A proposal to amend the Company's Articles of Incorporation, and a proposal to adopt a Fisher Companies Inc. Incentive Plan of 1999.

     The following questions and answers are designed to give you an initial understanding of the major features of the two proposals. This summary may not contain all of the information that is important to you. You should also carefully review the description of the proposal to amend the Company's Articles of Incorporation, which begins on page 6, and the description of the proposal to adopt the Company's Incentive Plan of 1999, which begins on page 22.

                SUMMARY OF THE PROPOSAL TO AMEND THE COMPANY'S
                           ARTICLES OF INCORPORATION

WHAT IS THE PROPOSAL?

     The Proposal would amend the Company's Articles of Incorporation ("Amended Articles") to increase the authorized common stock to 50 million shares, divided into two series: 30 million shares of Series A common stock and 20 million shares of Series B common stock. Both series will have no par value per share.

 .    Series A Common Stock will, except for the designation as "Series A" and the elimination of par value, be identical to the Company's currently outstanding common stock. When the Amended Articles become effective, the Company common stock that you now own will become Series A common stock, without any further action on your part. As with the Company common stock that you now own, this Series is entitled to one vote per share.

 .    Series B Common Stock will be similar to Series A common stock in many ways, but will be entitled to 10 votes per share. It will also be subject to restrictions on ownership and transfer. If Series B common stock is owned or is sold or transferred outside these restrictions, it will automatically convert into the same number of shares of Series A common stock. Series B common stock will also be convertible into the same number of shares of Series A common stock at any time, upon written request to the Company.

WHAT WILL HAPPEN AFTER THE COMPANY'S STOCK IS DIVIDED INTO SERIES?

     The Board of Directors intends to authorize a distribution ("Distribution") of Series B common stock. The Distribution will be a stock split effected in the form of a share dividend. When the Distribution occurs, each holder of one share of Series A common stock (the redesignated shares of the Company's existing common stock) on the record date for the Distribution will receive one share of Series B common stock.

     Because the Distribution is effectively a two-for-one stock split, Company shareholders on the Distribution record date will own twice as many shares of Company common stock as before the Distribution. Accordingly, the market price of the Company common stock after the Distribution is expected to reflect the effect of a two-for-one stock split. See "PROPOSAL NO. 1 -TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION - CERTAIN EFFECTS OF THE PROPOSAL -- Effect on Market Price."

WHAT IS THE PURPOSE OF THE PROPOSAL?

     The Company expects the Proposal to provide it with additional financial flexibility by allowing the Company to issue additional shares of Series A common stock in the future while reducing the dilutive effect on the voting power of existing shareholders, including the Fisher family, who together currently own approximately 70% of the Company's common stock. Because Company shareholders will receive Series B common stock in the Distribution, with 10 votes per share (and assuming they do not convert such shares into Series A common stock), the voting power of such shareholders will be less diluted by the Company's subsequent issuance of Series A common stock (with one vote per share) than if the Distribution had not occurred.

     Although the relative voting power of the holders of Company common stock will not change immediately following the Distribution, it is expected that over time a portion of the

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Series B common stock will be converted into Series A common stock, either upon the request of the holders or because of transfers outside the restrictions set forth in the Articles. At the same time, holders of Series B common stock who desire to maintain a long-term investment in the Company will be free to continue to hold their shares of Series B common stock, and over time will realize an increase in their relative voting power. The Company believes that this concentration of relative voting power will enhance the continuity of the Company's operations and best serve the long-term interests of the Company and its shareholders.

     The discussion above is only a brief summary of the purposes of, and reasons for, the Proposal, and does not address all of the reasons considered by the Board of Directors in determining to approve the Proposal and recommend it to the Company's shareholders. There are also certain potential disadvantages to the Proposal. Each shareholder should carefully read "PROPOSAL NO. 1 - TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION" in this Proxy Statement.

WHAT ARE THE FEDERAL INCOME TAX EFFECTS OF THE DISTRIBUTION?

     The Distribution will be tax-free to you for federal income tax purposes. Additionally, you will not recognize a gain or loss if you subsequently convert your Series B common stock into Series A common stock. For a discussion of certain other tax consequences of the Distribution, see "PROPOSAL NO. 1 - TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION -- CERTAIN EFFECTS OF THE PROPOSAL."

                    SUMMARY OF THE PROPOSAL TO ADOPT A NEW
                     FISHER COMPANIES INC. INCENTIVE PLAN

WHY IS A NEW INCENTIVE PLAN BEING PROPOSED?

     The new Fisher Companies Incentive Plan of 1999 (the "1999 Plan") is being proposed in connection with the Proposal regarding amendment of the Company's Articles of Incorporation.

     Pursuant to the terms of the Fisher Companies Incentive Plan of 1995 (the "1995 Plan"), the stock options and stock rights that have been granted or awarded to employees under that Plan will be automatically adjusted, when the Distribution occurs, so that when the employee exercises the stock option or right, he or she will receive one share of Series A common stock and one share of Series B common stock for each share of Company common stock currently subject to such grant or award.

     Under the 1999 Plan, stock options and stock awards made after the Distribution record date will be for Series A common stock only. Aside from this change and two changes related to compensation expense issues, the 1999 Plan will be identical to the 1995 Plan.

     Subject to approval by the Company's shareholders, the 1999 Plan will be effective on the day following the record date for the Distribution, if the Proposal is also approved.

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     For more information regarding the proposal to approve the 1999 Plan, see
"PROPOSAL NO. 2 - TO ADOPT THE FISHER COMPANIES INCENTIVE PLAN OF 1999."

                            BUSINESS OF THE MEETING

     There are four matters being presented for consideration by the shareholders at the Annual Meeting.

                    PROPOSAL NO. 1 - TO AMEND THE COMPANY'S
                           ARTICLES OF INCORPORATION

                                 INTRODUCTION

GENERAL

     At the Annual Meeting, the shareholders of the Company are being asked to consider and act upon the Proposal to amend the Company's Articles of Incorporation to increase the authorized common stock to 50 million shares, divided into two series, each series no par value per share. Currently, the Company's Articles of Incorporation provide for only one class of capital stock:
12 million authorized shares of common stock, $1.25 par value per share.

     If the Proposal is approved and implemented, the Company's Articles of Incorporation will be amended to provide for two series of common stock: 30 million shares of Series A common stock and 20 million shares of Series B common stock. As described below, the currently outstanding Company common stock will be redesignated as Series A common stock and the par value per share will be eliminated, but will not otherwise be changed in any way. The new Series B common stock will have enhanced voting rights and will have significant restrictions on transfer. If the Proposal is implemented, the Company intends to issue, as a stock split effected in the form of a share dividend, one share of Series B common stock for each share of Series A common stock issued and outstanding. Each of the proposed series of common stock are described below:

     Series A Common Stock. Pursuant to the Proposal, the Company's amended Articles of Incorporation will authorize the issuance of 30 million shares of Series A common stock, no par value per share. Except for the designation as "Series A common stock" and the elimination of par value, this class of stock will be identical to the currently outstanding Company common stock. The elimination of the par value of the currently outstanding Company common stock, in connection with the Proposal, will not affect the liquidation, dividend or other rights of such shares in any way. Under Washington law, the par value of stock has no legal significance. All Company common stock will, on the effective date of the filing of the proposed Amended and Restated Articles of Incorporation ("Amended Articles"), be automatically redesignated as Series A common stock.

     COMPANY SHAREHOLDERS WILL NOT NEED TO TAKE ANY ACTION, OR EXCHANGE OR SURRENDER THEIR STOCK CERTIFICATES, IN CONNECTION WITH THE REDESIGNATION OF COMPANY COMMON STOCK AS SERIES A COMMON STOCK. Following the effective date of the filing of the Amended Articles,

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certificates that now evidence shares of Company common stock will evidence the same number of shares of Series A common stock.

     Series B Common Stock. Pursuant to the Proposal, the Company's Amended Articles will authorize the issuance of 20 million shares of Series B common stock, no par value per share. The Series B common stock will be substantially identical to Series A common stock except for voting rights and restrictions on transferability. Each share of Series B common stock will be entitled to ten votes on all matters submitted to Company shareholders. See "DESCRIPTION OF THE PROPOSAL - Voting."

     Beneficial ownership of shares of Series B common stock will not be transferable except for certain permitted transfers to family members, legal representatives and affiliated entities as described below. Although the transferability of the Series B common stock will be restricted, the shares of Series B common stock will at all times be convertible into Series A common stock on a share-for-share basis. As a result, holders of Series B common stock may sell the equity interest represented by such shares by converting the Series B common stock into shares of Series A common stock, which have no restrictions on transferability. See "DESCRIPTION OF THE PROPOSAL -- Series B Stock: Transfer
Restrictions: Convertibility into Series A Stock."

     Distribution of Series B Common Stock. If the Proposal is approved, the Company intends to issue, as a stock split effected in the form of a share dividend, one share of Series B common stock for each share of Series A common stock (the redesignated Company common stock) outstanding on the Distribution record date. The Distribution will not cause any change in the relative voting power of the Company's outstanding common stock among the Company's current shareholders. See "CERTAIN EFFECTS OF THE PROPOSAL -- Effect on Relative Voting Power." The Distribution will not result in federal income tax to Company shareholders who receive Series B shares. See "CERTAIN EFFECTS OF THE PROPOSAL-Federal Income Tax Considerations."

                       EXAMPLE OF PROPOSED DISTRIBUTION.

     The following simplified example is furnished for purposes of illustration only. For a more complete description of the Proposal, see "DESCRIPTION OF THE PROPOSAL" and the proposed amendments to the Company's Articles of Incorporation attached to this Proxy Statement.

          Company shareholder Jones currently owns 1,000 shares of Company common stock. If the Proposal is approved and implemented, those shares will be redesignated as Series A common stock, but will otherwise be identical to his or her Company common stock, except for the elimination of par value. Shareholder Jones would thus be entitled to 1,000 votes on matters submitted to Company shareholders.

          Assuming Shareholder Jones continues to own the shares of Series A common stock on the Distribution record date, he or she will receive, as a share dividend, 1,000 shares of Series B common stock, which will be entitled to 10 votes per share. Shareholder Jones will thus be entitled to a total of 11,000 votes on matters submitted to Company shareholders; 1,000 votes with respect to his or her shares of Series A common stock and 10,000 votes with respect to his or her shares of Series B common stock.

          Shareholder Jones may freely transfer or sell his or her shares of Series A common stock, just as he or she could with the Company common stock that he or she now owns. Shareholder Jones may make certain transfers of his or her Series B common stock (to "permitted transferees" as defined in the Amended Articles) without causing it to convert to Series A common stock. Shareholder Jones may also sell or transfer the Series B common stock to persons or entities that are not permitted transferees, but the sale or transfer will cause the Series B common stock to convert to Series A common stock.

          Shareholder Jones may at any time cause the Series B common stock to be converted to Series A common stock by presenting his or her Series B stock certificate to the Company or its transfer agent and requesting conversion.

     The Company's Board of Directors has unanimously approved the Proposal and believes that the Proposal is in the best interests of the Company and its shareholders. There are, however, a number of factors, including some potential disadvantages, associated with the Proposal that should be carefully considered by each Company shareholder in evaluating the Proposal. See "CERTAIN EFFECTS OF THE PROPOSAL."

VOTE REQUIRED

     Although under applicable Washington law, amendment of the Company's Articles of Incorporation requires only the affirmative vote of a majority of the outstanding Company common stock, the Board of Directors has determined that a higher threshold of approval is appropriate in view of the significant nature of the matters involved in implementing the Proposal. Accordingly, the affirmative vote of the holders of two-thirds, or 66 2/3%, of the outstanding Company common stock will be required to approve the Proposal. Company shareholders who are members of the Fisher family have not indicated to the Company how they will vote on the Proposal.

                   BACKGROUND AND PURPOSE OF THE PROPOSAL --
                      BOARD OF DIRECTORS' RECOMMENDATION

BACKGROUND

     In recent years, a number of publicly held companies with majority or controlling ownership by their founding families have adopted dual class capitalization structures, including several companies in the communications and media industries. Since the formation of Fisher Flouring Mills Company in 1910, a substantial percentage of the Company's common stock has been held by descendants of O. W. Fisher. Although the Company is not aware of any agreement among these shareholders to vote as a group, the descendants of O. W. Fisher continue to represent a significant concentration of the Company's share ownership. Members of the Fisher family together own in the aggregate approximately 70% of the voting power of the

Company. At December 31, 1998, the 10 directors who are descendants of O. W. Fisher (and Mr. W. W. Warren, since deceased) beneficially owned approximately 39% of the Company's outstanding common stock.

     At its regular meeting on December 2, 1998, the Board of Directors met with members of the Company's management, the Company's financial advisors, Credit Suisse First Boston ("CSFB") and the Company's outside legal counsel, Graham & Dunn, to consider the creation of a dual class capitalization structure as a means to enhance the financial and strategic flexibility of the Company and its shareholders. At that meeting, the Board authorized management to research and explore the matter, and to make a recommendation to the Board at its next meeting. At its regular meeting on March 3, 1999, Graham & Dunn made a presentation to the Board, including a detailed review of the sections of the proxy statement dealing with the Proposal, related changes to the Company's Articles of Incorporation, Bylaws and the Incentive Plan and the statutory process required to implement the Proposal, consisting of adoption by the Board of an Amendment to the Articles of Incorporation and its recommendation to the shareholders, approval by the shareholders at the annual meeting (in this case, pursuant to the Board's resolution, by two-thirds vote) and filing with the Secretary of State. CSFB was engaged to assist the Company in its review of similar recapitalizations. CSFB's presentation to the Board included a review of a compilation of companies that have implemented dual class common stock structures. CSFB surveyed numerous companies to determine, among other things, the potential market implications to those companies with dual class structures. CSFB was not requested to provide an opinion regarding the proposed recapitalization and it has not done so. The Board determined from the survey of other companies with classes of stock with disparate voting rights that the adoption of a dual class common stock structure is not likely to have a material adverse impact on the market price, liquidity or access to equity markets of the Company's common stock. After discussion of the Proposal's likely advantages and possible disadvantages, the Board accepted management's recommendation to adopt the Proposal and approved the Proposal, subject to approval by the Company's shareholders. After discussion of the Proposal's likely advantages and possible disadvantages, the Board accepted management's recommendation to adopt the Proposal and approved the Proposal, subject to approval by the Company's shareholders.

PURPOSE OF THE PROPOSAL; BOARD OF DIRECTORS' RECOMMENDATION

     The Proposal enables the Company to issue additional common stock for financing, acquisition and other corporate purposes while limiting dilution of voting percentage of current shareholders, including members of the Fisher family. Avoiding such voting dilution in the future may help maintain the continuity of the Company's management and its operating policies. The Proposal should enable the Company to increase its financial flexibility by providing the Company with the ability to issue additional shares of Series A common stock or other debt or equity securities convertible into Series A common stock as consideration in acquisition transactions or in public or private securities offerings, without significantly diluting the voting power of existing shareholders, including the Fisher family.

     The Board of the Company has given due consideration to the Proposal and has determined that the adoption of the Proposal is in the best interests of the Company and its shareholders. However, some shareholders may find the Proposal disadvantageous to the extent that it favors long-term investors and may discourage unsolicited acquisition proposals by third parties that the Company might otherwise receive. Furthermore, 11 of the 14 directors are members of the Fisher family. Accordingly, the Board suggests that each shareholder carefully read and review the description of the Proposal and certain effects of the Proposal that are set forth below.

     Among the reasons that the Board considered in determining to approve the Proposal and recommend the Proposal to the Company's shareholders are:

     Financing Flexibility. Implementation of the Proposal would provide the Company with increased flexibility in the future to issue common equity in connection with acquisitions and to raise equity capital or to issue equity-linked securities as a means to finance future growth while reducing the dilutive effect on the voting power of the Company's current shareholders, including the Fisher family. Based upon information regarding other companies with classes of stock having disparate voting rights that has been presented to the Company, the Company does not believe that issuance of the Series B common stock will significantly discourage potential purchasers of the Series A common stock or otherwise have a material effect on liquidity.

     The Company currently has no plans to issue additional equity securities (other than the Series B common stock in the Distribution) or any convertible securities in any acquisition or financing transaction after the effectiveness of the Proposal and the Distribution.

     Shareholder Flexibility. Under the Proposal, shareholders desiring to maintain their voting positions will be able to do so even if they decide to sell or otherwise dispose of a substantial percentage of their equity ownership in the Company. The Proposal thus gives all shareholders, including the Fisher family, increased flexibility to dispose of a portion of their equity interest in the Company without significantly reducing their relative voting power. For example, members of the Fisher family may, over time, retain ownership of their shares of Series B common stock and sell shares of Series A common stock, if they elect to sell any shares.

     Continuity. The adoption of the Proposal would reduce the risk of a disruption in the continuity of the Company's long-term plans and objectives that could otherwise result if members of the Fisher family should determine to sell a significant block of stock for diversification, for estate tax obligations or for other reasons. Implementation of the Proposal would likely allow members of the Fisher family to continue, for some period of time, to exercise voting control over the Company even if members of the Fisher family choose to significantly reduce their total equity ownership of the Company. The Proposal, if adopted, would also provide the Fisher family with additional estate planning flexibility by determining the succession of voting control though bequests of Series B common stock to their heirs. In this manner, the Proposal may reduce the risk that the Company could, at some future date, be compelled to consider a potential sale of the Company in circumstances dictated to the Company and the Board by the financial necessities of members of the Fisher family.

     The Board of Directors believes that diversity and independence of media and communications assets and the concept of local ownership are vital to the communities that the Company presently serves. The Board of Directors also believes that the Company's responsibility to maintain editorial integrity and focus on the public good is facilitated by shareholder continuity and stability of ownership. The Board further believes that the Proposal enhances the long-term interests of the Company's shareholders by maintaining the Company as an independent entity with management that is committed to enhancing long-term as well as short-term value creation.

     Business Relationships. Implementation of the Proposal may enhance the existing and potential business relationships of the Company with parties who may in the future become concerned about changes in control of the Company in the event the holdings of the Fisher family are ever reduced. The Company may be better able to attract joint venture and marketing partners willing to make long-term plans and capital commitments if the Company is perceived to not be vulnerable to a disruption due to changes in the Company's ownership.

     Independent Entity. As a general matter, the Board believes that the long-term interests of shareholders will be best served by maintaining the Company as an independent entity with management oriented to long-term as well as short-term objectives. In light of its relatively independent operating units, the Company could be susceptible to takeover attempts in order that subsidiary businesses could be divested and short-term profits realized. In many such instances, the only means of successfully resisting such a takeover is for management itself to undertake such divestitures, and/or to severely increase the Company's financial leverage. The Board believes that implementing the Proposal will reduce this risk.

     THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR ITS APPROVAL. EACH OF THE TWO DIRECTORS WHO IS NEITHER A MEMBER OF THE FISHER FAMILY NOR AN OFFICER OR EMPLOYEE OF THE COMPANY VOTED TO APPROVE THE PROPOSAL. ALL PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR THE PROPOSAL UNLESS A CONTRARY VOTE IS SPECIFIED.

                          DESCRIPTION OF THE PROPOSAL

     The following discussion describes the material aspects of the Proposal, but is qualified in its entirety by, and should be read in conjunction with, the proposed Amended and Restated Articles of Incorporation, a copy of which is attached to this Proxy Statement at APPENDIX A.

AMENDMENT OF ARTICLES OF INCORPORATION

     If the Proposal is approved, the Company will amend and restate its Articles of Incorporation to change the total number of authorized shares of common stock from 12 million to 50 million. The Company's common stock will be divided into two series: 30 million authorized shares of Series A common stock and 20 million authorized shares of Series B common stock. Series A common stock and Series B common stock will be substantially identical, but will differ in voting rights. Additionally, the Series B common stock will be subject to significant transfer restrictions. If a transfer outside the restrictions occurs, the Series B common stock will automatically convert into Series A common stock. A holder of Series B common stock may also voluntarily convert such stock to Series A common stock at any time.

     A description of the relative rights and limitations applicable to the proposed series of common stock follows:

VOTING

     Series A common stock will be entitled to one vote per share on all matters submitted to a vote of the Company's shareholders, and Series B common stock will be entitled to 10 votes per share.

     Company shareholders are currently entitled to cumulative voting with respect to the election of directors; this will continue to be the case following implementation of the Proposal. Under cumulative voting, a shareholder may either (i) cumulate his or her votes and give one nominee for director (or divide among less than all of the nominees) as many votes as the number of votes that such shareholder is entitled to, multiplied by the number of nominees, or (ii) vote his or her votes, multiplied by the number of nominees equally among the nominees.

     Generally, all actions submitted to a vote of the Company's shareholders will be voted on by holders of Series A common stock and Series B common stock, with both series voting together as a single class. The holders of Series A common stock and Series B common stock will vote separately as a series on (i) any amendment to the Company's Articles of Incorporation that would change the powers, preferences, or special rights of such series so as to affect such series adversely, and (ii) such other matters as may require a vote by separate classes under the Washington Business Corporation Act such as a merger, share exchange, sale of all or substantially all of the Company's property or dissolution.

DIVIDENDS AND OTHER DISTRIBUTIONS

     Except as described in the following paragraph, each share of Series A common stock and Series B common stock will be identical with respect to dividends and other distributions in cash, stock, or property (including distributions upon liquidation of the Company and consideration to be received in a merger or consolidation of the Company, or a sale of all or substantially all of the assets of the Company). There will be no split, division or combination of any Series A common stock or Series B common stock unless the other series is proportionately split, divided or combined.

     In the case of dividends or other distributions payable in shares of Company common stock, including distributions pursuant to stock splits or stock dividends, only shares of Series A common stock will be distributed with respect to Series A common stock, and only shares of Series B common stock will be distributed with respect to Series B common stock.

SERIES B STOCK: TRANSFER RESTRICTIONS: CONVERTIBILITY INTO SERIES A STOCK

     General. The transferability of the Series B common stock will be significantly restricted. For example, in the case of holders of Series B common stock who are individuals, permitted transferees will include certain family members of the holder, and certain entities controlled by, or for the benefit of, the holder and such family members. Additionally, persons who received Series B common stock in the Distribution and the permitted transferees of such persons (see definition of "Original Holders") may transfer Series B common stock to other Original Holders.

     As a result of the restrictions on transfer, no trading market will develop in Series B common stock. The Series B common stock will, however, be convertible at all times and without cost to the holder into shares of Series A common stock on a share-for-share basis. To convert the Series B common stock, the holder must deliver to the Company's transfer agent the certificate(s) representing the Series B shares to be converted and a written notice of the election to convert the shares into shares of Series A common stock. Once converted, the shares of Series A may not be converted back into shares of Series B common stock.

     Beneficial owners of Series A common stock will be given the opportunity, in connection with the Distribution, to immediately convert the Series B common stock that such holders would otherwise receive in the Distribution.

     Shareholders desiring to sell their equity interest in the Company represented by their shares of Series B common stock may convert those shares into an equal number of shares of Series A common stock and sell the shares of Series A common stock in the public market in accordance with applicable securities laws. If a shareholder does not wish to complete the conversion process prior to a sale, he or she may effect a sale of Series A common stock, into which Series B common stock is convertible, by delivering the certificate(s) for such Series B common stock to a broker, properly endorsed. The broker will then present the Series B common stock certificate(s) to the Company's transfer agent, which will then issue to the purchaser a certificate for the appropriate number of shares of Series A common stock. If the shareholder sells fewer than all of the shares of Series A common stock into which the shares of Series B common stock represented by such certificate(s) could be converted, the transfer agent will return to the selling shareholder a certificate for Series B common stock representing the balance of such shares. Accordingly, there should be no delay involved in selling the equity interest in the Company represented by the Series B common stock.

     Series A common stock will not be convertible into Series B common stock.

     Shares of Series B common stock may be pledged to secure loans from banks and other lenders but only if such shares are not transferred to, or registered in the name of, the pledgee, and only if, upon a foreclosure of the pledge, the pledgee will be permitted only to convert such shares into Series A common stock or transfer such shares to a person to whom the pledging shareholder could have transferred them.

     Nominee or "Street" Name Shares. Because the shares of Series B common stock will be subject to transfer restrictions and will carry a certificate legend to that effect, such shares cannot be held in "nominee" or "street" name, but must be issued and held in the name of the person who is the beneficial owner on the Distribution record date. The Company or its transfer agent will provide written guidance to persons identified as beneficial owners on the Distribution record date, regarding procedures to be followed in connection with the issuance of the Series B common stock. If the Company or its transfer agent receives no response in connection with such correspondence, the Company will issue shares of Series A common stock to those persons who have not timely responded. Shareholders will have not less than 30 days from the date of such correspondence to respond to the Company's request for information. The Company or its transfer agent will make reasonable efforts to determine the identity of the beneficial owners of all shares of Company common stock on the Distribution record date. All beneficial owners so identified will receive stock certificates representing the shares of Series B common stock issued in the Distribution.

     The Company may, in connection with preparing shareholders' lists for voting purposes or as a condition to the registration of the transfer of shares of Series B common stock, require the furnishing of affidavits or other proof as it deems necessary to establish that the record owner is in fact the beneficial owner of such shares. Until formal procedures are established, the Company cannot specify what types of affidavits or other proof may be necessary in any particular circumstance.

     Shares of Series B common stock issued in a shareholder's name in the Distribution will not be transferable into "nominee" or "street" name. Although shares of Series B common stock may not be eligible for holding or transfer through the system administered by the Depository Trust Corporation ("DTC"), certificates representing such shares, in the name of the beneficial owner may be deposited into and held in brokerage accounts. Certificates representing Series B common stock may be held "in custody" at a broker-dealer or trust bank and the holder of such shares may designate such broker or bank to receive direct deposits of any dividends by the Board with respect to such shares. Shareholders desiring to have their Series B common stock held in a brokerage account are advised to contact their financial services advisor to facilitate having such shares held in custody.

     EXCEPT FOR CONVERSIONS INTO SERIES A COMMON STOCK DESCRIBED ABOVE, A RECORD OR BENEFICIAL OWNER OF SERIES B COMMON STOCK MAY TRANSFER SUCH SHARES (WHETHER BY SALE, ASSIGNMENT, GIFT, BEQUEST, APPOINTMENT OR OTHERWISE) ONLY TO A "PERMITTED TRANSFEREE" AS DEFINED IN THE AMENDED ARTICLES. A BRIEF DESCRIPTION OF PERMITTED TRANSFERS IS PROVIDED BELOW. THIS DESCRIPTION IS FOR ILLUSTRATION PURPOSES ONLY. THE PROVISIONS OF ARTICLE II OF THE PROPOSED AMENDED ARTICLES OF INCORPORATION, ATTACHED TO THIS PROXY STATEMENT AT APPENDIX A, SET FORTH THE COMPLETE DEFINITION OF PERMITTED TRANSFERS.

     Transfer Restrictions; Shares Owned by Individuals. For a Series B shareholder who is a natural person and the beneficial owner of the shares of Series B common stock to be transferred, permitted transfers are transfers to "Permitted Transferees" who are defined as:

 .    Any person or entity that received Series B common stock in the
     Distribution and the Permitted Transferees of such persons or entities ("Original Holders").

 .    Such Series B shareholder's spouse (including a transfer to a former spouse pursuant to dissolution of marriage subsequent to the Distribution record date).

 .    Any of the lineal descendants of a great-grandparent of the Series B shareholder (including adopted children and their spouses). Such persons, and their spouses, together with the shareholder's spouse, are referred to as "Series B shareholder's family members".

 .    The executor, administrator or personal representative of the estate of a deceased Series B shareholder.

 .    The guardian or conservator of a Series B shareholder who has been adjudged disabled by a court.

 .    The trustee of a trust for the benefit of the Series B shareholder or for the benefit of the Series B shareholder's family members.

 .    Certain charitable organizations (organizations for which contributions are deductible for federal income, estate or gift tax purposes) established by the Series B shareholder or by the Series B shareholder's family members.

 .    A partnership controlled by the Series B shareholder or by the Series B shareholder's family members, or by an Original Holder.

 .    A corporation or limited liability company controlled by the Series B shareholder or by the Series B shareholder's family members, or by an Original Holder.

     Transfer Restrictions; Shares Owned by Entities. The following factors will apply to transfers of the Series B common stock by a trust, corporation, limited liability company or charitable organization:

 .    Shares of Series B common stock that are held by irrevocable trusts on the
     Distribution record date may be transferred to certain successor trustees of such trust; to any person to whom or for whose benefit principal or income may be distributed under the terms of the trust; and to family members of the creator of the trust.

 .    Shares of Series B common stock that are held by all other trusts, whether or not in existence on the Distribution record date, may be transferred to certain successor trustees of the trust, to the person who established the trust, and to such person's Permitted Transferees.

 .    Shares of Series B common stock held by a corporation may be transferred by distribution or in liquidation to shareholders who were shareholders of such corporation on the Distribution record date; to the Permitted Transferees of such persons; to a shareholder who contributed a like number of shares of Series B common stock to such corporation subsequent to the Distribution record date; to the surviving corporation in a merger or consolidation in certain circumstances; and to an Original Holder.

 .    Shares of Series B common stock held by a partnership may be transferred to any partner who was a partner on the Distribution record date; to a partner who contributed a like number of shares of Series B common stock to the partnership subsequent to the Distribution record date; to the Permitted Transferees of such partners; to a surviving or successor partnership in a merger or consolidation in certain circumstances; and to an Original
     Holder.

 .    Shares of Series B common stock held by a limited liability company may generally be transferred in the same manner as shares held by a corporation, with the persons holding voting interests in the limited liability company treated as shareholders.

 .    Shares of Series B common stock held by a charitable organization may be transferred to a successor charitable organization in certain circumstances and to an Original Holder.

     Conversion of Series B Common Stock Held by Entities. Shares of Series B common stock held by an entity, whether as a result of the Distribution or a Permitted Transfer subsequent to the Distribution, will convert automatically to shares of Series A common stock as a result of a change in voting control, at any time following the Distribution record date, that would cause such entity to no longer qualify as a Permitted Transferee as described above. Such a change in voting control will occur when the Permitted Transferee holder or holders cease to own directly or indirectly, at least 50.1% of the voting securities or other voting interests in such entity. The effective date of such conversion will be the date on which the Board of Directors determines that such a change in voting control has occurred.

     Legend on Certificates. Each certificate representing shares of Series B common stock will bear a legend that the shares represented by such certificate are subject to restrictions on transfer.

     Any transfer of shares of Series B common stock not permitted under Article II of the Amended Articles will result in the conversion of the transferee's shares of Series B common stock into shares of Series A common stock, generally effective on the date on which the certificates representing such shares are presented to the Company or its transfer agent for transfer on the books of the Company. However, if the Company determines that the shares were not presented for transfer within 20 days after the date of the sale, transfer, assignment or other disposition, the transfer date will be the actual date of the sale, transfer, assignment or other disposition, as determined in good faith by the Board or an appointed agent.

     As a condition to the transfer or registration of transfer of shares of Series B common stock, the Company may require the furnishing of such affidavits or other proof as it deems necessary to establish that the transferee is a Permitted Transferee. IF EVIDENCE ACCEPTABLE TO THE COMPANY IS NOT PROVIDED AT THE TIME SHARES OF SERIES B COMMON STOCK ARE PRESENTED TO THE COMPANY OR ITS TRANSFER AGENT FOR TRANSFER, THE TRANSFER WILL BE PRESUMED BY THE COMPANY TO BE A TRANSFER TO A NON-PERMITTED TRANSFEREE.

     Shares of the Series B common stock converted into shares of Series A common stock by the holder or due to the holder's transfer to a non-Permitted Transferee will become authorized but unissued shares of Series B common stock. Such shares of Series B common stock will be legally available for reissuance, but pursuant to the Amended Articles, may not be issued except as described under "Future Issuances of Series B Common Stock" below.

TERMINATION AND CONVERSION OF SERIES B COMMON STOCK

     Series B common stock will convert to Series A common stock on a share-for-share basis:

     (1) At any time the Board and the holders of a two-thirds (66 2/3%) of the outstanding shares of Series B common stock approve the conversion of all of such Series B common stock into Series A common stock; or

     (2) Upon a determination by the Board of Directors that such conversion is necessary (i) to avoid the exclusion or threatened exclusion of the Series A common stock from trading on the New York Stock Exchange, the American Stock Exchange, or any other national securities exchange ("National Exchange") or the exclusion or threatened exclusion of the Series A common stock from quotation on the automated inter-dealer quotation system operated by the National Association of Securities Dealers ("NASDAQ"), or such other national quotation system then in use, or (ii) due to the requirements of federal or state law, in any such case, as a result of the existence of such Series B common stock; or

     (3) The Series B common stock will automatically convert into Series A common stock, at such time as the number of issued and outstanding shares of Series B common stock is less than 30% of the total number of shares of Series B common stock issued in the Distribution.

     In the event of any such termination of the Series B common stock, certificates formerly representing outstanding shares of such Series B common stock will thereafter be deemed to represent a like number of shares of Series A common stock.

FUTURE ISSUANCES OF SERIES B COMMON STOCK

     Under the terms of the Amended Articles, except as described in the following sentence, the Company may not issue any additional shares of Series B common stock after the completion of the Distribution. The Company may, however, issue shares of Series B common stock after the Distribution without additional shareholder action (i) in connection with the exercise of stock options or restricted stock rights outstanding on the Distribution record date, under its employee incentive plan (see "Employee Benefit Plans" below), and (ii) in connection with stock splits, stock dividends and other similar distributions. The Company may not declare a stock split or stock dividend on the Series B common stock without declaring a similar stock split or dividend on the Series A common stock then outstanding.

NO PREEMPTIVE RIGHTS

     Neither Series A common stock nor Series B common stock will carry any preemptive rights enabling a holder to subscribe for or receive shares of stock of the Company, of either series, or any securities convertible into shares of the Company. The Board will continue to possess the power to issue shares of authorized but unissued Series A common stock without further shareholder action.

EMPLOYEE BENEFIT PLANS

     Options to purchase 173,078 shares of Company common stock, and restricted stock rights ("RSRs") entitling the holders to receive an aggregate of 23,698 shares, were outstanding on December 31, 1998, both under the Fisher Companies Incentive Plan of 1995 (the "1995 Plan"). Under the terms of the 1995 Plan, an appropriate adjustment of the rights of the optionee or RSR holder must be made upon any recapitalization or stock dividend. If shares of Series B common stock are distributed to holders of Series A common stock in the Distribution while the stock options or RSRs remain outstanding and unexercised, each outstanding stock option and RSR outstanding on the Distribution record date will be adjusted so that upon exercise the holder of the stock option or RSR will receive the same number and kind of shares that he or she would have received if the option or RSR had been exercised before the Distribution.

     In connection with the Proposal, the Board of Directors is recommending the adoption of a new incentive plan (the "1999 Plan"). See "PROPOSAL NO. 2 -- TO ADOPT THE FISHER COMPANIES INCENTIVE PLAN OF 1999." If the 1999 Plan is approved and adopted, Company employees who are granted stock options or RSRs after the Distribution record date will be entitled to receive, upon exercise of such options and vesting of such RSRs, shares of Series A common stock only.

SHAREHOLDER INFORMATION

     The Company will deliver to holders of shares of Series B common stock the same proxy statements, annual reports and other information and reports as it delivers to holders of Series A common stock.

                        CERTAIN EFFECTS OF THE PROPOSAL

     Effect on Relative Voting Power. Because the Distribution will be made to all holders of Company common stock in proportion to the number of shares held on the record date for the Distribution, immediately following the Distribution the relative voting power of the holders of Company common stock will not change.

     Because of the restrictions on the transferability of the Series B common stock, it is anticipated that holders of Series B common stock desiring to sell or otherwise transfer their equity interest (other than to Permitted Transferees) will over time convert their shares of Series B common stock into Series A common stock. As such conversions occur, the converted shares of Series B common stock will be replaced by Series A common stock, carrying one vote per share. At the same time, holders of Series B common stock who desire to maintain a long-term investment in the Company may continue to hold their Series B common stock issued in the Distribution, and will accordingly realize over time an increase in their relative voting power.

     Federal Income Tax Considerations. The Company has been advised by Graham & Dunn, P.C., assuming that the Series B common stock will be identical in all respects to the Company common stock currently outstanding, except with respect to voting and transferability, that for federal income tax purposes:

     (i) The proposed distribution of Series B common stock will not be taxable to a shareholder;

     (ii) A shareholder's basis in his or her shares of Company common stock with respect to which shares of Series B common stock are distributed will be apportioned between the shareholder's shares of Company common stock and Series B common stock received in the Distribution in proportion to the fair market value of the shares of each series of common stock on the date of distribution;

     (iii) A shareholder's holding period for the shares of Series B common stock received in the Distribution will include such shareholder's holding period for his or her shares of Company common stock with respect to which the shares of Series B common stock are distributed;

     (iv) No gain or loss will be recognized on the conversion of Series B shares into Series A shares;

     (v) Upon conversion of the Series B common stock, the basis of any shareholder in the shares so converted will become such shareholder's basis in the shares of Series A common stock received in the conversion; and

     (vi) A shareholder's holding period for shares of Series A common stock received upon conversion of shares of Series B common stock will include such shareholder's holding period for shares of Series B common stock so converted, provided that each such share of Series B common stock held by the shareholder at the date of conversion was a capital asset as defined in Section 1221 of the Internal Revenue Code of 1986, as amended.

     Each shareholder should consult with his or her own tax advisor to answer any questions about the tax consequences of the Proposal to that shareholder, as the Company cannot guarantee any particular tax treatment.

     Effect on Book Value and Earnings Per Share. Although the interest of each holder of Company common stock in the total equity of the Company will remain unchanged by the Distribution, issuance of the Series B common stock in the Distribution will, like any stock dividend, reduce per share book value and earnings per share (or loss per share, as the case may be) to reflect the increased number of shares outstanding. Although effected in the form of a share dividend, for accounting purposes the distribution will have the same effect as a two-for-one stock split.

     Effect on Market Price. Because of the restrictions on transferability of the Series B common stock, no market is expected to develop in the trading of such shares. The market price of shares of Series A common stock after the Distribution will depend, as before the adoption of the Proposal, on many factors including the future performance of the Company, general market conditions, conditions relating to companies in industries similar to that of the Company, and other factors. Accordingly, the Company cannot predict the prices at which the Series A common stock will trade following the Distribution. It is expected, however, that the market price will immediately reflect the effect of a two-for-one stock split. Absent other factors, the Series A common stock is therefore expected to trade at approximately one-half of the price of the existing Company common stock prior to implementation of the Proposal.

     Securities Act of 1933. Because the existing Company common stock will be reclassified as Series A common stock with essentially the same rights, powers and limitations, the redesignation is not an "offer," "offer to sell," "offer for sale" or "sale" of a security within the meaning of Section 2(3) of the Securities Act of 1933, as amended (the "Securities Act") and will not involve the substitution of one security for another under Rule 145 thereunder. In addition, the distribution of the Series B common stock as a share dividend will not involve a "sale" of a security under the Securities Act or Rule 145. Consequently, the Company is not required to register and has not registered the Series A common stock or the Series B common stock under the Securities Act.

     Because the Proposal and the Distribution do not constitute a "sale" of either Series A common stock or Series B common stock under the Securities Act, shareholders will not be deemed to have purchased such shares separately from the existing Company common stock under the Securities Act and Rule 144. Shares of Series A common stock held immediately upon amendment of the Company's Articles of Incorporation and shares of Series B common stock received in the Distribution, other than any such shares held by "affiliates" of the Company within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the existing Company common stock without registration under the Securities Act. Affiliates of the Company will continue to be subject to the restrictions specified in Rule 144 under the Securities Act.

     Effect of Possible Changes in Law or Regulations. In past years, bills have been introduced in Congress that, if enacted, would have prohibited the registration of common stock on a national securities exchange or the quoting of such common stock on NASDAQ if such common stock was part of a class of securities which has no voting rights or carries disproportionate voting rights. While these bills have not been acted upon by Congress, there can be no assurance that such a bill (or a bill with similar effects) will not be introduced in Congress in the future. Certain national securities exchanges have also considered related measures in the past. Legislation could make the Company's Series A common stock ineligible for trading on national securities exchanges and for quotation on NASDAQ as a result of the Distribution. The Company is unable to predict whether any such proposals will be introduced or adopted, or whether they will have such effect. If such action is adopted in the future, however, it could include "grandfather" provisions, in which the Company might not be affected as to any action already taken.


     In addition to Congressional action, it is possible that the SEC or the national securities exchanges and/or NASDAQ could in the future adopt regulations that prohibit or restrict the listing, trading or quotation of common stock which is part of a class of securities with disproportionate voting rights. The national securities exchanges and the NASDAQ National Market, for example, currently have standards for listing or quotation that prohibit the listing or quotation of equity securities of an issuer if such issuer "issues any class of security, or takes other corporate action, with the effect of nullifying, restricting or disparately reducing the per share voting rights of holders of an outstanding class or classes of common stock of such issuer...."
Although these standards are subject to interpretation, the Company does not believe that the issuance of the Series B common stock in the Distribution would violate this rule.

     The Company common stock does not currently trade on any national exchange, and it is not currently quoted on the NASDAQ National Market System. The Company is currently investigating listing on a national exchange or on the NASDAQ National Market System. It is possible that the Company will in the future apply for listing.

     If, pursuant to Congressional legislation or otherwise, the national securities exchanges and/or NASDAQ adopt standards that would make the Series A common stock ineligible for trading on a national securities exchange or through NASDAQ because of the existence of the Series B common stock, the Board, in its discretion, may cause such shares to be converted into Series A common stock, or, under certain circumstances the Series B common stock may automatically be converted into Series A common stock. See "DESCRIPTION OF THE PROPOSAL -- Termination and Conversion of Series B Common Stock" above.

                CERTAIN POTENTIAL DISADVANTAGES OF THE PROPOSAL

     Change of Control: Possible Deprival of Opportunity to Sell Shares at a Premium. Members of the Fisher family currently own approximately 70% of the Company's common stock and collectively have effective voting control over the Company. Regardless of whether the Proposal is implemented, the Fisher family will maintain the ability to keep or dispose of such voting control. However, implementation of the Proposal will allow members of the Fisher family to continue to exercise voting control even if some or all of them choose to substantially reduce their total equity ownership in the Company.

     There may be significant effects on the ability of shareholders to change the Company's Board of Directors, or to benefit from transactions that are opposed by the holders of the Series B common stock. Additionally, as the relative voting power of the holders of Series B common stock may increase over time, the Distribution would render more difficult, and thus discourage, an unsolicited acquisition or a merger proposal, a tender offer, a proxy contest, or removal of incumbent members of the Board or management, even if such actions were favored by the holders of a majority of all shares of the Company's common stock but opposed by the holders of Series B common stock. The Proposal may thus prove beneficial to management. Accordingly, implementation of the Proposal might deprive shareholders of an opportunity to sell their shares at a premium over prevailing market prices, since the Proposal might make the acquisition of the Company by others more difficult.

     The effect of cumulative voting (see "DESCRIPTION OF THE PROPOSAL - Voting") may, depending on the relative amounts of Series A common stock and Series B common stock outstanding at a particular time, enhance the ability of the holders of Series B common stock to elect one or more members of the Board of Directors .

     The Company's current Articles of Incorporation (and the Amended Articles) provide that the Board of Directors is divided into three classes of directors serving staggered terms. Independent of the effects of the Proposal, the use of a staggered Board of Directors may render more difficult a change in control or removal of incumbent management.

     The Proposal is not a result of, and the Company is not aware of, any known existing or planned effort by anyone to acquire control of the Company by means of a merger, tender offer, solicitation in opposition of management, or otherwise, to change the Company's management.




     Possible Adverse Effect on Acquisition Accounting. Following the implementation of the Proposal, there may be circumstances under which the Company would be precluded from effecting a business combination transaction accounted for as a "pooling of interests." Under pooling of interest accounting, companies that combine in a merger or consolidation may state assets of the combined companies as if they were one, with the acquired company's assets and liabilities carried forward at their previously recorded amounts, without change, as the assets and liabilities of the continuing company. The alternative to pooling of interests, "purchase accounting", requires that the assets and liabilities of the acquired company be recorded at book value, with any consideration paid above that amount carried forward as goodwill. The goodwill must be amortized, negatively affecting earnings per share of the continuing company. Purchase accounting may thus make mergers and acquisitions less attractive in certain circumstances.

     Brokerage Costs. As is the case with any stock split or stock dividend, brokerage charges and stock transfer taxes, if any, may be somewhat higher with respect to purchases and sales of Company common stock after the Distribution, assuming a transaction in the same dollar amount, because of the increased number of shares involved.

                 OTHER MATTERS IN CONNECTION WITH THE PROPOSAL

INTERESTS OF CERTAIN PERSONS

     The Fisher family, including those Company directors who are members of the Fisher family, has an interest in the implementation of the Proposal because, as noted above, the Proposal may enhance the ability of members of the Fisher family to retain voting control of the Company even if they dispose of a substantial portion of their total equity ownership of the Company.

ADVISORS TO THE COMPANY

     The Company engaged CSFB to act as its financial advisor with respect to the Company's review and implementation of a recapitalization of the Company's common stock and adoption of a second class of common stock. The Company also engaged Graham & Dunn to provide legal advice to the Company in connection with the Proposal. The agreements between the Company and such advisors provide for certain fees and expenses to be paid to the advisors in connection with their services.

FINANCIAL INFORMATION

     The Company has furnished its financial statements to shareholders in its 1998 Annual Report, which accompanies this Proxy Statement. In addition, the Company will promptly provide without charge to any shareholder, on the request of such shareholder, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998. See "ANNUAL REPORT TO SHAREHOLDERS."

     PROPOSAL NO. 2 - TO ADOPT THE FISHER COMPANIES INCENTIVE PLAN OF 1999

General

     In 1995 the Board of Directors adopted and the shareholders approved the Fisher Companies Incentive Plan of 1995 (the "1995 Plan"). For a description of the 1995 Plan as currently in effect, see "Fisher Companies Incentive Plan of 1995" under "Executive Compensation" in this Proxy Statement.

     On March 3, 1999 the Board of Directors unanimously adopted, subject to shareholder approval, the Fisher Companies Incentive Plan of 1999 (the "1999 Plan") in light of the Proposal that is described in this Proxy Statement. EXCEPT FOR THE DIFFERENCES DESCRIBED BELOW, THE TERMS OF THE 1999 PLAN ARE IDENTICAL TO THE TERMS OF THE 1995 PLAN.

     The 1995 Plan provides that if outstanding shares of Company common stock are increased or changed into or exchanged for a different number or kind of shares, such as will occur in connection with the Proposal, appropriate adjustment will be made with respect to the number and kind of shares as to which stock options or stock rights may be exercised under the 1995 Plan.

     Pursuant to terms of the 1995 Plan and as contemplated by the Proposal, stock options and stock rights that have been granted, and that are outstanding and unexercised on the Distribution record date, will be adjusted to reflect the effect of the Proposal. For example, an outstanding stock option for the purchase of 100 shares of Company common stock will become an option for the purchase of 100 shares of Series A common stock plus 100 shares of Series B common stock. The effect of the adjustment provisions in the 1995 Plan is that optionees and holders of stock rights that are unexercised on the Distribution record date will receive the same number and kind of shares upon exercise as they would have received if they owned the underlying Company common stock on the Distribution record date.

     Pursuant to the terms of the 1995 Plan, the same adjustment as described above with respect to stock options and stock rights outstanding on the Distribution record date would be made for all shares issued in connection with stock grants or stock rights awards made after the Distribution record date, if the proposed 1999 Plan was not adopted. As a result, both Series A common stock and Series B common stock would be issuable on the exercise of stock options or stock rights that are first granted or awarded after the Distribution record date.

PURPOSE OF THE 1999 PLAN

     The purpose of the adoption of the 1999 Plan is to adjust shares issuable under such Plan, upon exercise of stock options and stock rights granted or awarded after the Distribution record date, to reflect the fact that the Distribution is in effect a two-for-one share dividend, but to provide that all shares issuable will be shares of Series A common stock. Stock options and stock rights granted or awarded after the Distribution will only be made under the 1999 Plan, and thus will be only for shares of Series A common stock.

     The 1999 Plan defines "Stock" subject to the Plan as Series A common stock, and doubles the number of shares that are authorized but have not been granted pursuant to stock options or stock rights under the 1995 Plan as of the Distribution record date. Adoption of the 1999 Plan will not result in a higher percentage of shares of outstanding Company common stock being subject to that Plan than was subject to the 1995 Plan, taking the Distribution into account.

     The 1999 Plan will govern stock options and stock rights granted after its effective date, which is the day following the Distribution record date. Although, following the effectiveness of the 1999 Plan, no additional stock options or stock rights will be granted under the 1995 Plan, the 1995 Plan will continue to govern stock options and stock rights granted prior to the effective date of the 1999 Plan.

OTHER CHANGES

     The 1995 Plan provides that employees may use shares of Company common stock that they own as payment to be delivered upon option exercises. The 1999 Plan will restrict the use of Company common stock as payment in such cases to shares of Company common stock held by the exercising employee for more than six months.

     The 1995 Plan provides that the holder of a stock right may elect to receive the fair market value in cash in lieu of shares of Company common stock to which he or she would otherwise be entitled. The 1999 Plan will eliminate the right to elect to receive cash.

     The above provisions of the 1999 Plan were adopted in order to reduce compensation expense to the Company for financial accounting purposes.

VOTE REQUIRED

     Approval of the proposal to approve the adoption of the 1999 Plan requires the affirmative vote of the holders of a majority of the shares of Company common stock present in person or by proxy at the Annual Meeting of Shareholders.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                       FOR THE APPROVAL OF THE 1999 PLAN

                    PROPOSAL NO. 3 - ELECTION OF DIRECTORS

GENERAL

     The Company's Restated Articles of Incorporation ("Articles") provide that the number of directors must fall within a range of 9 and 19, the exact number to be determined pursuant to the Company's Bylaws. The Bylaws currently provide that the Board will consist of 14 directors. The number of directors may be changed by amending the Bylaws. The Articles also provide that the Board of Directors may fill vacancies created on the Board, provided that the number of directors shall at no time exceed 19.

     Directors are elected for terms of three years and until their successors have been elected and qualified. The Company's Articles and Bylaws require that the terms of the directors be staggered such that approximately one-third of the directors is elected each year.

     In accordance with the above, the Board of Directors has nominated Jean F. McTavish, Jacklyn F. Meurk, George F. Warren, Jr. and William W. Warren, Jr., for election as directors for three-year terms to expire in the year 2002. All four nominees are presently directors of the Company. If either Ms. McTavish, Ms. Meurk, or Messrs. George F. Warren, Jr. or William W. Warren, Jr. should refuse or be unable to serve, your Proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any of the nominees will refuse or be unable to serve.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                  FOR THE NOMINEES TO BE ELECTED AS DIRECTORS

                   INFORMATION WITH RESPECT TO NOMINEES AND
                        DIRECTORS WHOSE TERMS CONTINUE

     The following tables set forth certain information with respect to nominees for director and for directors whose terms continue. The table below includes
(i) principal occupations during the past five years; (ii) the year first elected or appointed a director; and (iii) the number and percentage of shares of Company common stock beneficially owned by each individual on December 31, 1998. The number of shares beneficially owned by each stockholder is determined according to rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the "beneficial owners" of the same shares. Where beneficial ownership is less than one percent of all outstanding shares, the percentage is not reflected in the table.


                                                                        SHARES AND PERCENTAGE OF
                               PRINCIPAL OCCUPATION                     COMMON STOCK BENEFICIALLY
NAME, AGE AND                  OF DIRECTOR DURING                       OWNED AS OF
TENURE AS DIRECTOR             Last Five Years                          December 31, 1998 (1)
------------------             --------------------                     -------------------------

                     NOMINEES FOR DIRECTOR FOR THREE YEAR TERM EXPIRING 2002
                     -------------------------------------------------------
Jean F. McTavish, 76           Community affairs, including Totem                 69,600/(2)/
  Since 1979                   Girl Scout Council; Children's
                               Hospital & Medical Center; and
                               League for Deaf and Hard of Hearing
                               Children

Jacklyn F. Meurk, 77           Community and business affairs,                    57,831/(3)/
  Since 1973                   including director of Virginia
                               Mason Medical Center Boards

George F. Warren, Jr., 64      Business affairs and land                         800,312/(4)/
  Since March 3, 1999          development                                            (9.4%)

William W. Warren, Jr., 60     Professor of Physics; director, W.                    930/(5)/
  Since 1992                   M. Keck Nuclear Magnetic Resonance
                               Laboratory, Oregon State University


                           CONTINUING DIRECTORS WITH TERM EXPIRING IN 2000
                           -----------------------------------------------
Robin E. Campbell, 53          Owner of jewelry design and                       921,560/(6)/
  Since 1996                   appraisal business                                    (10.8%)

James W. Cannon, 71            Retired Executive Vice President,                     500
  Since 1993                   SAFECO Corporation and President of
                               its Property and Casualty Insurance
                               Companies

George D. Fisher, 50           Vice President and Secretary,                     725,936/(7)/
  Since 1996                   Hunting, Fisher & Co., P.S., C.P.A.s                   (8.5%)

Phelps K. Fisher, 64           Executive Vice President-                         269,936/(8)/
  Since 1979                   Marketing, Fisher Broadcasting Inc.                   (3.2%)

William O. Fisher, 48          Partner, Pillsbury, Madison & Sutro               481,408/(9)/
  Since 1993                   LLP                                                    (5.6%)

                        CONTINUING DIRECTORS WITH TERM EXPIRING 2001
                        --------------------------------------------
Carol H. Fratt, 54             Landscape design and community                        600/(10)/
  Since 1993                   affairs

Donald G. Graham, Jr., 75      Chairman of the Board; retired                    920,656/(11)/
  Since 1972                   Chairman & CEO of the Corporation                     (10.8%)

Donald G. Graham, III, 44      Commercial photography                            480,032/(12)/
  Since 1993                                                                          (5.6%)

W. W. Krippaehne, Jr., 48      President & CEO of the Corporation;                12,270/(13)/
  Since 1982                   Chairman of the Board, Fisher
                               Properties Inc.

John D. Mangels, 73            Retired Chairman & CEO, Security                    1,000
  Since 1990                   Pacific Bancorporation Northwest &
                               Security Pacific Bank Washington

__________________________
(1) Shares held directly with sole voting and sole investment power, unless otherwise indicated.

(2) Ms. McTavish owns 240 shares. In addition, she shares voting and investment power, as one of three trustees, as to 69,360 shares held by a trust under the will of Vivien S. Fisher. Ms. McTavish is also one of two income beneficiaries under such trust.

(3) Ms. Meurk owns 2,700 shares jointly with her husband. She also has sole voting power, as trustee under the will of Ethlyn Gaige Fisher, as to 18,568 shares held by that trust. She is also a general partner in the Meurk Family Limited Partnership, which owns 11,440 shares, and shares voting and investment power with respect to such shares. Ms. Meurk also shares voting and investment power, as a trustee of the Revocable Living Trust of Elaine Fisher Gourlie, as to the 25,123 shares held by that trust.

(4) Mr. George F. Warren, Jr. was elected by the Board to fill the vacancy created by the death of Mr. W.W. Warren. He shares voting and investment power, as one of several trustees, as to 480,368 shares owned by the Lula Fisher Warren Trust and is an income beneficiary of such trust. In addition, he shares investment power with respect to 319,944 shares owned by the Warren Investment Company, of which he is a director. Mr. Warren is a first cousin of William W. Warren, Jr.

(5) As of December 31, 1998 Mr. William W. Warren, Jr. owned 930 shares jointly with his wife. In January 1999, he became a director of the Warren Investment Company in which he shares investment power with respect to 319,944 shares owned by that company. Also, in January, he became one of several trustees of the Lula Fisher Warren Trust in which capacity he shares voting and investment power as to 480,368 shares owned by the Trust. Mr. Warren is also an income beneficiary of such Trust. Mr. Warren is a first cousin of George F. Warren, Jr.

(6) Ms. Campbell owns 228,288 shares. In addition, she shares voting power, as co-trustee, as to 14,080 shares held by Trust A Under the Will of Peggy Locke Newman and 213,560 shares held by Trust B Under the Will of Peggy Locke Newman. Additionally, Ms. Campbell shares investment power as to the 465,632 shares held by the O. D. Fisher Investment Company (see footnote 2 under the table entitled "Security Ownership of Certain Beneficial Owners and Management").


(7) Mr. George D. Fisher owns 4,800 shares. In addition, he shares voting and investment power as one of three trustees of the D. R. Fisher Trust, as to the 477,008 shares held by such trust. Mr. Fisher is also President and a director of the D. R. Fisher Company, which owns 232,928 shares, and has sole voting and investment power with respect to such shares. Mr. Fisher is also considered the beneficial owner of 11,200 shares owned by Mr. Fisher's mother. Mr. Fisher is the brother of William O. Fisher.

(8) Mr. Phelps K. Fisher owns 84,028 shares. In addition, he has sole voting power and shared investment power as to 134,872 shares owned by K. R. Fisher Investment Company, and has sole voting power, pursuant to a power of attorney, as to 14,072 shares and 14,192 shares, respectively, owned by two of his adult sons. Mr. Fisher's wife owns 22,772 shares.


(9) Mr. William O. Fisher owns 4,400 shares. In addition, he shares voting and investment power as one of three trustees of the D. R. Fisher Trust, as to the 477,008 shares held by such trust. This does not include any of the 232,928 shares held by D.R. Fisher Company, of which Mr. Fisher is a 1.125% shareholder. Mr. Fisher is the brother of George D. Fisher.

(10) Mrs. Fratt owns 200 shares, and her husband owns 400 shares.

(11) Mr. Donald G. Graham, Jr. owns 73,920 shares as community property with his wife. In addition, he has sole voting power and shared investment power as to the 465,632 shares owned by the O. D. Fisher Investment Company. Additionally, Mr. Graham has voting power as to a total of 381,104 shares held by a trust under the will of Nellie Hughes Fisher, and a trust under the will of O. D. Fisher. Mr. Graham is the father of Donald G. Graham, III.

(12) Mr. Donald G. Graham, III, owns 14,400 shares. In addition, he shares investment power as to 465,632 shares owned by the O. D. Fisher Investment Company (see footnote under the table entitled "Security Ownership of Certain Beneficial Owners and Management"). Mr. Graham is the son of Donald G. Graham, Jr.

(13) Mr. Krippaehne holds 456 shares in an Individual Retirement Account and owns 3,734 shares jointly with his wife. Includes 8,080 shares subject to purchase within sixty days upon the exercise of stock options.

                 INFORMATION REGARDING THE BOARD OF DIRECTORS
                              AND ITS COMMITTEES

     The following sets forth information concerning the Board of Directors and Committees of the Company during the fiscal year ended 1998.

HOW OFTEN DID THE BOARD MEET DURING 1998?

     The Company held five Board meetings in 1998. Each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees on which he or she served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The standing committees of the Board of Directors of the Company are the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee. The Company also has a Stock Purchase Committee, although such committee does not currently meet regularly.

     The Executive Committee has authority to exercise all of the authority of the Board of Directors, as permitted under Washington law. Additionally, the Executive Committee has the power and duty to vote the stock of all subsidiaries of the Company and to make all decisions and determinations with respect to such subsidiaries. The Committee held one meeting during the year. For fiscal year 1998 members of the Executive Committee consisted of Messrs. D. Graham, Jr., Krippaehne and W. W. Warren and Ms. McTavish and Ms. Meurk.

     The Audit Committee reviews the Company's audit plan, the scope of activities of the Company's independent accountants, the results of the audit after completion, and the fees for related services performed during the year. The Audit Committee also recommends to the Board of Directors the firm to be appointed as independent accountants. At times, the Audit Committee meets with representatives of the Company's independent accountants without any officers or employees of the Company present. The Committee held two meetings during the year. For fiscal year 1998 members of the Audit Committee consisted of Messrs. D. Graham, Jr., Mangels and William W. Warren, Jr., Ms. McTavish and Ms. Meurk.

     The Compensation Committee reviews and approves, in advance, the Company's retirement and benefit plans, determines the compensation of officers of the Company and in certain circumstances, key management employees of the subsidiaries, and authorizes and approves bonus and incentive programs for executive personnel. The Compensation Committee also reviews and recommends changes in compensation for members of the Board of Directors and its Chairman, and administers the Fisher Companies Incentive Plan of 1995. The Committee held four meetings during the year. For fiscal year 1998 members of the Compensation Committee consisted of Messrs. Cannon, D. Graham, Jr., Mangels and W. W. Warren.


     The Nominating Committee considers and recommends to the Board of Directors nominees for possible election to the Board of Directors and considers other matters pertaining to the size and composition of the Board of Directors and its Committees. The Committee did not meet during the year. For fiscal year 1998 members of the Nominating Committee consisted of Messrs. G. Fisher, P. Fisher,
D. Graham, Jr., W. W. Warren, Ms. McTavish and Ms. Meurk. The Company's bylaws provide that the Committee is authorized to review qualifications of candidates for Board membership from whatever source received, which would include nominations received from Company shareholders. The Committee does not have any established procedures for receiving nominations from Company shareholders. Shareholders who wish to nominate persons for consideration as a director should submit such nominations to the Secretary of the Company. Shareholder nominations will be treated in the same manner as shareholder proposals generally, and should be submitted in accordance with "Information Concerning Shareholder Proposals."

HOW ARE DIRECTORS COMPENSATED?

     The Board of Directors of the Company is comprised of 14 directors, two of whom are salaried employees of the Company or one of its subsidiaries. The members of the Company's Board of Directors who are not officers of the Company, or its subsidiaries, receive an annual retainer of $16,000. The Chairman of the Board of Directors receives a total annual retainer of $55,000. In addition, every director receives a fee of $1,000 for each Board of Directors or Committee meeting attended. The Company also pays the Chairmen of the Audit Committee and the Compensation Committee an additional annual retainer of $4,000. Directors are reimbursed for travel expenses incurred, and receive a per diem payment of $200, in connection with travel to and from Board of Directors or Committee meetings.

                            EXECUTIVE COMPENSATION

     The following information is provided regarding the compensation paid by the Company or its subsidiaries, as the case may be, to the Chief Executive Officer of the Company, and the four most highly compensated executive officers who served as executive officers of the Company or its subsidiaries during, or at the end of, fiscal year 1998.

                          SUMMARY COMPENSATION TABLE


                                             ANNUAL COMPENSATION                                LONG-TERM COMPENSATION
                               ---------------------------------------------     -------------------------------------------------

                                                               OTHER ANNUAL      RESTRICTED       SECURITIES
                                                               COMPENSATION        STOCK          UNDERLYING          ALL OTHER
NAME & POSITION                YEAR    SALARY     BONUS(1)        (2)(3)          AWARDS(4)       OPTIONS(5)       COMPENSATION(6)
---------------                ----   --------   -----------   -------------     ----------       -----------      ---------------

W. W. KRIPPAEHNE, JR.          1998   $451,667    $325,000        $25,610          $69,300           18,000            $4,800
  President and CEO            1997    426,667     305,000          3,810           85,150           14,400             4,800
                               1996    410,000     250,000          2,000           96,025           14,000             4,500

                          SUMMARY COMPENSATION TABLE
                                  (CONTINUED)


                                             ANNUAL COMPENSATION                                LONG-TERM COMPENSATION
                               ---------------------------------------------     -------------------------------------------------

                                                               OTHER ANNUAL      RESTRICTED       SECURITIES
                                                               COMPENSATION        STOCK          UNDERLYING          ALL OTHER
NAME & POSITION                YEAR    SALARY     BONUS(1)        (2)(3)          AWARDS(4)       OPTIONS(5)       COMPENSATION(6)
---------------                ----   --------   -----------   -------------     ----------       -----------      ---------------

PATRICK M. SCOTT                1998  $405,833    $155,000         $2,787          $50,400           11,600            $4,800
  President and CEO,            1997   391,250     215,000          2,207           78,600           13,000             4,800
  Fisher Broadcasting Inc.      1996   385,000     185,000          1,709           78,775           11,300             4,500

MARK A. WEED                    1998  $210,833    $ 95,000         $2,715              ---            6,000            $4,800
  President and CEO,            1997   201,667      75,000            867          $26,200            4,500             4,800
  Fisher Properties Inc.        1996   193,500      72,000            387           28,750            4,110             4,500

TERRY L. BARRANS (7)            1998  $174,167         ---         $4,300              ---              ---            $4,800
  President and CEO,            1997   185,000    $ 34,200            875          $13,100            2,400             4,800
  Fisher Mills Inc.             1996   172,500      85,000            290           24,150            3,490             4,500

DAVID D. HILLARD                1998  $186,667    $ 75,000         $  820          $12,600            2,700            $4,800
  Senior Vice President,        1997   167,667      65,000            715           14,410            2,400             4,800
  Chief Financial Officer       1996   147,917      39,000            355           20,125            2,860             4,500

GLEN P. CHRISTOFFERSON          1998  $117,083    $ 25,000         $  388          $ 5,040            1,000            $4,800
  Vice President and            1997   108,833      25,000            365            6,550              950             4,800
  Controller                    1996    98,417      22,000            226            4,600              810             4,500

______________________________
(1) Includes bonuses paid during the subsequent year but attributable to the year indicated.

(2) Does not include amounts attributable to miscellaneous benefits received by executive officers, including an automobile allowance and the payment of certain club dues. In the opinion of management, the costs to the Company of providing such benefits to any individual executive officer during the year ended December 31, 1997 did not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses reported for the individual.

(3) This column reflects dividends received on stock rights awarded under the 1995 Plan. See footnote (4) below. This column also reflects amounts received in 1998 by Messrs. Krippaehne ($21,200), Scott ($9,000), Weed ($1,600) and Barrans ($3,500) as director fees from the Company and/or its subsidiaries.

(4) Amounts shown are restricted stock awards made to Messrs. Krippaehne, Scott, Weed, Barrans, Hillard, and Christofferson for performance in the fiscal year 1998 pursuant to the Fisher Companies Incentive Plan of 1995. Such awards were made on March 3, 1999 and are valued at a per share price of $63.00. The aggregate market value of unvested restricted stock rights held by such individuals on December 31, 1998 (not including the awards described above) total $308,000, $266,200, $79,500, $55,200, $56,900, and
     $26,700 respectively. The 1995 Plan provides for the annual payment of additional compensation to persons holding restricted stock rights in an amount equal to any dividend that would have been payable to the holder of such rights if the holder had owned the stock subject to such rights.

(5) The information for 1998 in this column reflects the number of shares of Company common stock issuable upon exercise of stock options that were granted on March 3, 1999 for the fiscal year 1998, pursuant to 1995 Plan.

(6) This column reflects Company contributions during 1998 to the Fisher Broadcasting 401(k) Retirement Plan or the Fisher 401(k) Retirement Plan.

(7) Mr. Barrans passed away November 29, 1998. Compensation in the table is through that date.

STOCK OPTIONS

     Option Grants. The following table sets forth stock options granted during 1998 to the executive officers named in the "Summary Compensation Table" above, pursuant to the 1995 Plan. All such stock options were granted on March 4, 1998.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1998


                                       INDIVIDUAL GRANTS

                                                                                                       POTENTIAL REALIZABLE
                                  NUMBER OF       PERCENT OF                                           VALUE AT ASSUMED ANNUAL RATE
                                  SECURITIES      TOTAL OPTIONS                                        OF STOCK PRICE APPRECIATION
                                  UNDERLYING      GRANTED TO                                           FOR OPTION TERM/(3)/
                                  OPTIONS         EMPLOYEES IN      EXERCISE PRICE     EXPIRATION
NAME                              GRANTED/(1)/    FISCAL YEAR       ($/SH)/(2)/        DATE               5%           10%
-----------------------------------------------------------------------------------------------------  ---------------------------
W. W. KRIPPAEHNE, JR.                14,400           21%                $65.50          3/4/08        $593,173      $1,503,218

PATRICK M. SCOTT                     13,000           19%                $65.50          3/4/08        $535,504      $1,357,072

MARK A. WEED                          4,500            7%                $65.50          3/4/08        $185,367      $  469,756

TERRY L. BARRANS                      2,400            4%                $65.50          3/4/08        $ 98,862      $  250,536

DAVID D. HILLARD                      2,400            4%                $65.50          3/4/08        $ 98,862      $  262,091

GLEN P. CHRISTOFFERSON                  950            1%                $65.50          3/4/08        $ 39,133      $   99,171

_____________________
(1) The options are non-qualified stock options and become exercisable in five equal annual installments beginning March 15, 1999.

(2) The per-share option exercise price represents the fair market value of the Company's Common Stock at the date of grant, based on the average of the high and low price of such Common Stock on such date.

(3) The dollar amounts under these columns result from calculations at 5% and 10% assumed appreciation rates and, therefore, are not intended to forecast possible future appreciation, if any, of the price of Company common stock.

     Option Exercises. The following table sets forth certain information concerning exercises of stock options pursuant to stock option plans by the named executive officers during the year ended December 31, 1998 and stock options held at year end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND YEAR END OPTION VALUES

                              SHARES                                NUMBER OF                           VALUE OF
                             ACQUIRED         VALUE                UNEXERCISED                   UNEXERCISED OPTIONS AT
NAME                        ON EXERCISE      REALIZED          OPTIONS AT YEAR END                   YEAR END  (1)

                                                          EXERCISABLE     UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
W. W. KRIPPAEHNE, JR.            0              $0           8,080            33,520          $195,800          $413,900
PATRICK M. SCOTT                 0              $0           6,820            28,880          $167,360          $352,190
MARK A. WEED                     0              $0           1,862             9,348          $ 41,542          $ 98,418
TERRY L. BARRANS                 0              $0           1,458             6,332          $ 31,428          $ 73,537
DAVID D. HILLARD                 0              $0             572             4,688          $  6,292          $ 32,368
GLEN P. CHRISTOFFERSON           0              $0             162             1,598          $  1,782          $  9,978

_________________
(1) On December 31, 1998, the closing price of the Company common stock was $68.50. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

FISHER COMPANIES INCENTIVE PLAN OF 1995

     The 1995 Plan was adopted by the Company and approved by the shareholders, effective April 27, 1995 and will continue through April 27, 2002. If the 1999 Plan described in this Proxy Statement is adopted, no additional stock options or stock rights will be issued under the 1995 Plan, but the 1995 Plan will continue to govern stock options and stock rights granted prior to the effective date of the 1999 Plan. See "Proposal No. 2 - To Adopt the Fisher Companies Incentive Plan of 1999."

     Purpose of the Plan. The purpose of the 1995 Plan is to provide selected eligible key employees of the Company and its subsidiaries with an inducement to remain in the employ of the Company and to participate in the ownership of the Company and to provide them with additional incentive to advance the interests of the Company and increase the value of the Company's common stock. The 1995 Plan is not subject to the Employment Retirement Income Security Act of 1974, as amended, and is not a qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended.

     The 1995 Plan authorizes the grant of (i) incentive stock options, (ii) non-statutory stock options, (iii) restricted stock rights and (iv) performance stock rights. A maximum of 560,000 shares of Company common stock are available for issuance under the Plan.

     Eligibility. Participation in the 1995 Plan is limited to salaried key management employees of the Company and its subsidiaries (including officers and directors who are also salaried employees) who, in the judgment of the committee appointed by the Board of Directors that administers the Plan, will perform services of special importance in the management, operation and development of the business of the Company and its subsidiaries. The Committee consists of not less than three members of the Board, all of whom are non-employee directors.

     Vesting Schedule. The restricted stock awards and stock options vest pursuant to a schedule determined by the Committee. Stock options are awarded at the fair market value of Company common stock on the grant date and typically vest in 20% increments on each of five annual target dates designated in the written agreement granting such awards and options, conditioned on the continued employment of the awardee through such target dates. The 1995 Plan provides for the annual payment of additional compensation to persons holding restricted stock rights, whether or not vested, in an amount equal to any dividend that would have been payable to the holder of such rights if the holder had owned the stock subject to such rights.

RETIREMENT PLANS

     Fisher Broadcasting Inc. Retirement Plan. Mr. Patrick M. Scott, one of the named executive officers, is covered by the Fisher Broadcasting Inc. Retirement Plan (the "Fisher Broadcasting Pension Plan"), which is a funded, qualified, non-contributory, defined benefit plan that covers employees of Fisher Broadcasting. The Fisher Broadcasting Pension Plan provides benefits based on the participant's highest 3-year annual average salary and the participant's length of service. The amounts payable under the Fisher Broadcasting Pension Plan are in addition to any Social Security benefit to be received by a participant. The Fisher Broadcasting Pension Plan benefit vests 20% after 3 years of service with Fisher Broadcasting, and an additional 20% for each year of service thereafter until 7 years of service, when the benefits are 100% vested. As of December 31, 1998, Mr. Scott had 30 years of credited service under the terms of the Fisher Broadcasting Pension Plan.

     The amount of retirement benefits payable to Mr. Scott will be determined pursuant to the supplemental retirement plan in which he participates. Because the Fisher Broadcasting Pension Plan is a qualified pension plan, the amount of covered compensation thereunder was limited by applicable tax laws to $160,000 per year in 1998. Retirement benefits payable to Mr. Scott under the Fisher Broadcasting Pension Plan will constitute a portion of the total retirement benefits payable to him under the supplemental pension plan in which he participates; such percentage will vary depending on subsequent changes to the limitations imposed by tax laws and actual years of service, but will not affect the total retirement benefits due him under the supplemental pension plan. The supplemental pension plan in which Mr. Scott participates is described below.

     Fisher Mills Inc. Retirement Plan. All named executive officers except Mr. Scott are covered by the Retirement Plan for Certain Employees of Fisher Mills Inc. (the "Retirement Plan"). The Retirement Plan is a funded, qualified, non-contributory defined benefit plan that covers all employees of the Company, Fisher Properties Inc. ("FPI") and Fisher Mills Inc. ("FMI"). The Retirement Plan provides benefits based on a participant's length of service. The amounts payable under the Retirement Plan are in addition to any Social Security benefit to be received by a participant. The Retirement Plan benefit vests 100% upon completion of five years of service with the Company, FPI, or FMI, as the case may be. As of December 31, 1998, the following named executive officers have the following years of credited service under the terms of the Retirement Plan: Mr. Krippaehne, 17 years; Mr. Weed, 11 years; Mr. Hillard, 20 years; and Mr. Christofferson, 6 years.

     Supplemental Retirement Plans. The Company and its subsidiaries have supplemental retirement plans ("SRPS") for certain executive and management personnel of the Company, Fisher Broadcasting, FPI and FMI. The SRPs are non-funded, non-qualified, non-contributory defined benefit plans. The SRPs do not require funding, but generally the companies have acquired annuity contracts and life insurance on the lives of the individual participants to assist in payment of retirement benefits. The companies are the owners and beneficiaries of such policies. The SRPs require continued employment through the date of expected retirement. The SRPs provide that the SRP benefits, together with all other pension and retirement benefits provided by the employing entity, including an amount equal to one-half of the participant's Social Security benefits, will represent a specified percentage (between 50% and 70%) of the participant's average annual compensation. "Average annual compensation" for purposes of the SRPs is determined by averaging the participant's base salary over a period of the three consecutive years that will provide the highest average. The SRPs provide for payment of accrued benefits in the event of involuntary termination prior to age 65, and for death or disability benefits in the event of death or permanent disability prior to age 65. Each of Messrs. Krippaehne, Scott, Weed, Hillard, and Christofferson is a participant in a SRP.

     Fisher Broadcasting 401(k) Retirement Plan. Fisher Broadcasting has established a 401(k) Retirement Plan (the "Fisher Broadcasting 401(k) Plan") to provide a savings incentive for employees. The Fisher Broadcasting 401(k) Plan involves a contribution by Fisher Broadcasting, matching participant contributions on a dollar-for-dollar basis up to a maximum of 3% of participant compensation. Fisher Broadcasting contributions to the Fisher Broadcasting 401(k) Plan vest at the rate of 20% per year of service, commencing with the third year of completed service. Employees who have completed at least one year of service with Fisher Broadcasting, including Mr. Patrick M. Scott, are eligible to participate in the Fisher Broadcasting 401(k) Plan.

     Fisher 401(k) Retirement Plan. The Fisher 401(k) Retirement Plan (the "Fisher 401(k) Plan") has been established for employees of the Company, FMI, and FPI. The Fisher 401(k) Plan has the same levels of employer contributions, vesting schedule, and standards of eligibility as the Fisher Broadcasting 401(k) Plan described above. Messrs. Krippaehne, Weed, Hillard, and Christofferson are eligible to participate in the Fisher 401(k) Plan.

                       REPORT ON EXECUTIVE COMPENSATION

     During 1998, four outside directors of the Company, none of whom is an employee of the Company and all of whom qualify as "non-employee directors" for purposes of administering the Company's stock incentive program under Section 16 of the Exchange Act, comprised the Compensation Committee of the Board of Directors (the "Committee"). One member passed away in January 1999.

     The Company's broadcasting, milling and real estate subsidiaries each have a compensation committee. As stated below, certain actions taken by the subsidiaries' compensation committees are subject to review and approval of the Compensation Committee of the Company.

     The Committee is responsible for: (i) reviewing and establishing the salary of officers and selected other key management employees of the Company, as well as reviewing and considering for approval, prior to their effective date, the salaries of key management employees of subsidiaries set by the subsidiaries' Compensation Committees, where a salary exceeds an amount set from time to time by the Committee; (ii) reviewing and establishing all cash bonuses under and pursuant to the Fisher Companies Management Incentive Plan, as well as reviewing and considering for approval, prior to their effective date, bonuses established under and pursuant to Management Incentive Plans of subsidiaries; (iii) reviewing and recommending changes in compensation for members of the Company's Board of Directors and its Chairman; (iv) administering the Fisher Companies Incentive Plan of 1995 and reviewing and establishing all stock options and stock rights to be granted to officers and selected other key management employees of the Company and its subsidiaries; (v) authorizing the enrollment of selected management employees of the Company as new participants in the Supplemental Pension Plan; and (vi) recommending to the Board any additional compensation or employee benefit programs of a substantial nature and changes to existing programs of the Company or its subsidiaries. The members of the Committee, which met four times during 1998, are James W. Cannon, Chair, Donald
G. Graham, Jr., John D. Mangels. Mr. W. W. Warren, who also served as a member of the Committee during 1998, passed away in January 1999.

APPROACH TO COMPENSATION

     Under the supervision of the compensation committees, the Company has designed its executive pay programs to: (i) attract and retain high-caliber personnel on a long-term basis; (ii) encourage the creation of shareholder value; (iii) link compensation to business results and shareholder returns over time; and (iv) maintain an appropriate balance between base salary and short- and long-term incentive opportunities.

ELEMENTS OF COMPENSATION

     The Company's executive compensation program is comprised of three main components: (i) base salaries; (ii) annual cash bonuses to focus maximum effort on achieving profitability, operating accountabilities, and personal growth; and
(iii) long-term incentives in the form of stock options and stock rights to focus efforts on achieving long-term growth in shareholder value.

     The Committee believes that this three-part approach serves the interests of the Company and its shareholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of shareholders. Under this approach, compensation for these officers involves a high proportion of pay that is "at risk" namely, the annual bonus and stock incentives. Annual cash bonuses permit individual performance to be recognized on an annual basis, and are based, in significant part, on an evaluation of the contribution made by the officer to Company performance. Stock options and stock rights cause a significant portion of long-term remuneration to be directly related to stock price performance.

     Base Salaries. Base salaries are compared with independent salary surveys, and consultants are utilized from time to time to assure that overall compensation is competitive with compensation offered by similar companies. The most recent survey compared the Company's overall compensation with overall compensation of companies representing each business segment in which the Company competes for executive talent and included 299 companies in the corporate segment and 47 from broadcasting, 151 from milling and 65 from real estate segments.

     The base salaries of the Company's executive officers and the Chief Executive Officer were determined to be competitive with salaries paid by the surveyed companies.

     Annual Cash Bonuses. Annual cash bonuses may be awarded to executives and key management employees as provided by Management Incentive Plans designed to reward the achievement of high performance standards. Annual cash bonuses may range up to 67.5% of an executive's base salary with 40% of each bonus based on operating performance. The balance of each bonus is based upon the attainment of one or more individual performance goals which will be: (i) objective and measurable; (ii) directly linked to the annual budget or business plan; and
(iii) related to the accomplishment of milestones on a long-term project. The calculation of each bonus takes into account both the level of achievement and the importance of each goal. The achievement of each goal is determined separately, and no bonus for a specific goal is paid unless at least 90% of that goal is achieved. The bonuses paid in 1998 include the achievement of at least 90% of the profit goals for 1997. The amounts of bonuses earned in 1998, to be paid in 1999, reflect the fact that only one subsidiary achieved at least 90% of its profit goal for 1998.

     Long-term Incentive Program. In 1995 the Company's shareholders approved the 1995 Plan, a stock incentive program that has been an element of executive compensation since its approval. The purpose of the Plan is to provide selected key management employees of the Company or its subsidiaries with an inducement to remain in the employ of the Company and to participate in the ownership of the Company, and with added incentives to advance the interests of the Company and increase the value of the Company's common stock.

     Under the Plan, the Committee in its sole discretion may grant stock options, performance stock rights, and restricted stock rights ("RSRs") in amounts and on terms consistent with the Plan. During 1999 the Committee made awards of stock options and RSRs.

     Grants of stock options and RSRs are made on an individual basis. The Committee bases each grant on the individual's responsibilities, potential for advancement, current salary, previous grants, the current price of Company common stock, the performance of Company common stock over time and, for all individuals other than the Chief Executive Officer, the recommendation of the Chief Executive Officer. The Committee considers previous grants as well as the different nature of stock options and RSRs in making awards.

     Stock options are awarded at the fair market value of Company common stock on the grant date and typically vest in 20% increments on the first, second, third, fourth and fifth anniversary of the grant date. The Committee has never rescinded an outstanding option and reissued it at a lower exercise price.

     RSRs entitle the holder to receive a specified number of shares of Company common stock or cash equal to the fair market value of such shares on the vesting date. RSRs typically vest and are settled in 20% increments on the first, second, third, fourth and fifth anniversary of the grant date. Holders of RSRs are paid amounts equivalent to the dividends that would have been paid on the same number of shares of Company common stock until the shares become vested.

     At December 31, 1998, there were 35 participants in the Plan; outstanding options to purchase an aggregate of 173,078 shares of Company common stock; and outstanding RSRs entitling the holders to receive an aggregate of 23,698 shares of Company common stock. 350,876 shares of Company common stock remain available for future options and RSRs.

     Retirement Program. Four basic tax-qualified plans comprise the Company's retirement program: The Fisher Broadcasting Inc. Retirement Plan and the Fisher Broadcasting 401(k) Plan which are available to eligible employees of Fisher Broadcasting Inc., and the Retirement Plan for Certain Employees of Fisher Mills Inc. and the Fisher 401(k) Plan are available to eligible employees of the Company, FMI and FPI. In addition, the Company and its subsidiaries have supplemental retirement plans ("SRPs") for certain executive and management personnel of the Company, Fisher Broadcasting, FMI and FPI to provide for benefits which cannot be included in the tax-qualified plans. These plans are described in more detail elsewhere in this Proxy Statement.

     Other Employee Benefits. The Company and its subsidiaries offer other benefit plans, e.g., vacation; sick leave; and medical, disability, life and accident insurance, to all employees. Retiree medical benefits are offered to all employees of the Company, FMI and FPI. In addition, certain benefits, e.g., auto allowances and club dues, are provided to some executives, including the Named Executive Officers.

CONSIDERATIONS IN CONNECTION WITH COMPENSATION LEVELS

     Company Performance

     The directors regularly review the Company's performance and the degree to which investment returns have been generated for shareholders. This includes review of customary financial measures with respect to the Company, e.g., the Company common stock price and the common stock prices of comparable companies, the revenue and profit growth of the Company's operating subsidiaries, and financial strength and asset management.

     The graph presented below illustrates the cumulative total return to shareholders of the Company compared with the S&P 500 and the Russell 2000 stock indices assuming that $100 were invested in each on December 31, 1993 and that all dividends were reinvested. The

Company does not believe that it can reasonably identify similar companies for purposes of peer group comparison because of its diverse lines of business. The Russell 2000 index was thus selected as it represents companies with similar market capitalization to the Company.

                            STOCK PERFORMANCE GRAPH

                             [CHART APPEARS HERE]

                  1993          1994          1995          1996          1997          1998
Fisher            100           158           197           262           326           378
S & P 500         100           101           139           171           229           294
Russell 2000      100            98           121           141           172           168

             Sources:  Standard & Poor's and Frank Russell Company

     Individual Performance

     In connection with compensation for individual executive officers, the Committee consulted with the Chief Executive Officer in evaluating each individual's leadership and managerial abilities, achievement of business unit and corporate objectives, potential for advancement or promotion and the relative value of the individual's performance in the overall achievement of the Company's objectives. In addition, in connection with the award of a stock option or RSR, the Committee considered the amount and terms of any previous award and the current price of the Company common stock.

     The Committee also reviewed information regarding compensation practices and levels of competitors of the Company and its operating subsidiaries as well as non-competing companies of a similar size to the Company and its operating subsidiaries as compiled by an independent consulting firm, or collected by the Company.

     The Committee believes that the approach to compensation which it has adopted achieves the general purposes of the Company's compensation objectives.

     Chief Executive Officer's Compensation

     The Chief Executive Officer's compensation is based on an evaluation of several performance factors. Where possible, objective measurements are used with heavy emphasis on the Company's financial results. In addition, a number of subjective evaluations of performance are used including, but not limited to, general leadership qualities, effective management of the Company's human resources, the ability to anticipate and prepare for future opportunities and problems and the ability to maintain and augment the perception of the Company as a good corporate citizen in the communities in which it conducts business.

     These evaluations and independent survey data are used to establish the total compensation to be paid to the Company's Chief Executive. Once total compensation has been determined, it is divided into the same component parts (base salary, cash bonus, stock options and rights) and in approximately the same proportion as for the other management employees participating in the Company's executive compensation programs.

     The bonus paid to the Chief Executive Officer in 1998 includes the achievement of at least 90% of the profit goals for 1997. The amount of bonus earned in 1998, to be paid in 1999, reflects the fact that only one subsidiary achieved at least 90% of its profit goal for 1998.

ADDITIONAL INFORMATION

     The tables under "Compensation of Named Executive Officers" accompany this report and reflect the decisions covered by the foregoing discussion.

     Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's executive officers. The Company may pay compensation that exceeds this amount.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     This report is submitted over the names of the members of the Compensation
Committee:

                            James W. Cannon, Chair
                             Donald G. Graham, Jr.
                                John D. Mangels

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth information as of December 31, 1998, with respect to the shares of Company common stock beneficially owned by (i) the non-director executive officers of the Company named in the Summary Compensation Table, and (ii) each person known by the Company to own beneficially more than 5% of Company common stock. The number of shares beneficially owned by each stockholder is determined according to rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the "beneficial owners" of the same shares. Except as noted below, each holder has sole voting and investment power with respect to shares of Company common stock listed as owned by such person or entity. When a person is a "co-trustee" or one of a number of directors of a corporation that owns shares of Company common stock, he or she has shared voting and investment power.

EXECUTIVE OFFICERS


                                                                    SHARES AND PERCENTAGE
                               RELATIONSHIP                         OF COMMON STOCK
NAME AND AGE                   WITH THE COMPANY                     BENEFICIALLY OWNED/(1)/
-------------------------      --------------------------------     ---------------------
Glen P. Christofferson, 39      Vice President and Controller                    672/(2)/

David D. Hillard, 56            Senior Vice President, Chief                   1,162/(3)/
                                Financial Officer and Secretary

Patrick M. Scott, 55            President and CEO of Fisher                   13,954/(4)/
                                Broadcasting Inc.

Mark A. Weed, 51                President and CEO of Fisher                    3,562
                                Properties Inc.
Executive Officers and                                                     3,378,489
 Directors as a Group (18                                                         39.5%
 persons)

________________
(1) Share amounts include options to purchase shares of Company common stock which are exercisable within 60 days as follows: Glen P. Christofferson 162 shares; David D. Hillard 572 shares; Patrick M. Scott 6,820 shares; Mark A. Weed 1,862 shares; directors and executive officers as a group 17,496 shares.

(2)  Includes 510 shares as custodian for three minor children.

(3)  Mr. Hillard owns 590 shares jointly with his wife.

(4)  Mr. Scott owns 1,400 shares and owns 5,734 shares jointly with his wife.

BENEFICIAL OWNERS


                                                NUMBER OF
                                                SHARES OF             PERCENTAGE OF OUTSTANDING
NAME AND ADDRESS                              COMMON STOCK                   COMMON STOCK
------------------------------------  -----------------------------  -----------------------------
BANKAMERICA CORPORATION                        1,395,618/(1)/                      16.3%
100 South Tryon Street
Charlotte, NC  28255

O. D. FISHER INVESTMENT CO.                      465,632/(2)/                       5.5%
600 University Street, Suite 1525
Seattle, WA  98101

LULA FISHER WARREN TRUST                         480,368/(3)/                       5.6%
Union Bank of California
P.O. Box 3123
Seattle, WA  98114

THE D. R. FISHER TRUST UW OF                     477,008/(4)/                       5.6%
D. R. Fisher
P.P. Box 98549
Des Moines, WA  98198

EDWARD A. GOWEY                                  711,136/(5)/                       8.3%
17869 Ballinger Way NE
Seattle, WA  98155

WENDY JEAN WAGNER                                480,368/(6)/                       5.6%
1114 Tanglewood Drive
Cary, NC  27511

W.W. WARREN                                      825,152/(7)/                       9.7%
600 University Street, Suite 1525
Seattle, WA  98101

__________________________
(1) BankAmerica Corporation, as a fiduciary, possesses shared voting power as to 1,393,918 shares of Company common stock and shared investment power as to 63,840 shares of Company Common Stock under a number of wills, trusts and agency arrangements.

(2) Mr. Donald G. Graham, Jr., President, director and a 14.40% shareholder of the O. D. Fisher Investment Company ("ODFICO"), has sole voting power with respect to the shares of Company common stock owned by ODFICO. Ms. Robin Campbell is Chairman of the Board of Directors of ODFICO, and a 4.96% shareholder thereof; Mr. Donald G. Graham, III is Vice President, a director, and a 3.86% shareholder of ODFICO. The 465,632 shares owned by odfico are also reported as beneficially owned by Ms. Campbell and Messrs. Donald G. Graham, Jr. and Donald G. Graham, III.

(3) The 480,368 shares held by the Lula Fisher Warren Trust are also reported in this table as beneficially owned by Wendy Jean Wagner and George F. Warren, Jr. and, as of January 1999, William W. Warren, Jr., who share voting and investment power as trustees of such trust.

(4) Three trustees of the D. R. Fisher Trust share voting and investment power as to the 477,008 shares held by such trust. The shares held by the D. R. Fisher Trust are also reported as beneficially owned by Messrs. William O. Fisher, George D. Fisher and Edward A. Gowey as trustees of such trust.

(5) Mr. Gowey owns 1,200 shares jointly with his wife. In addition, he shares voting and investment power as one of three trustees of the D. R. Fisher Trust, as to the 477,008 shares held by such trust. Mr. Gowey is also an executive officer of the D. R. Fisher Company which owns 232,928 shares in which he has sole investment power with respect to such shares.

(6) Ms. Wagner shares voting and investment power, as one of several trustees, as to 480,368 shares owned by the Lula Fisher Warren Trust and is an income beneficiary of such trust.

(7) Mr. W.W. Warren died in January 1999. On December 31, 1998 Mr. Warren owned 24,840 shares. In addition, he shared voting and investment power, as one of several trustees, as to 480,368 shares owned by the Lula Fisher Warren Trust and was an income beneficiary of such trust. Mr. Warren also had sole voting power and shared investment power with respect to 319,944 shares owned by Warren Investment Company, of which he was President and a director.

            PROPOSAL NO. 4 - RATIFICATION OF INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as the independent accountants of the Company for 1999, subject to ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                              FOR PROPOSAL NO. 4

                         TRANSACTIONS WITH MANAGEMENT

     Certain directors and shareholders of the Company (together with employees and others), and/or entities in which such persons have direct or indirect interests, have made working capital loans to the Company. Such persons and/or entities hold promissory notes ("Notes") from the Company reflecting such loans. At December 31, 1998, the total amount of Notes payable was approximately $6.4 million. The Notes are payable on demand and bear interest at a rate equal to the 90-day certificate of deposit ("CD") rate for CDs of $100,000 or more as announced from time to time by Seafirst Bank, less 0.25%. The Company currently anticipates that it will continue to borrow funds under these loan arrangements in the future, at approximately historical levels, although the exact amount of such Notes outstanding at any particular time is expected to fluctuate significantly from time to time and, consequently, cannot be predicted.

     At December 31, 1998, the Company was indebted under the loans described above to directors, or to entities in which such directors have a direct or indirect interest or serve in some capacity, in the following amounts: (i) Mr. Phelps K. Fisher, $152,000 personally and $54,000 to a corporation of which he is an officer and shareholder; (ii) Mr. Donald G. Graham, Jr., $671,000 personally, $1,757,000 to an estate of which he is the executor and two trusts of which he is a trustee, and $16,000 to a corporation of which he is an officer and a director; (iii) Donald G. Graham, III, $634,000 to a trust of which he is a trustee and an income beneficiary (amount also included under Donald G. Graham, Jr.) and (iv) Jacklyn F. Meurk, $150,000 jointly with her spouse and $215,000 to a limited partnership of which she is a general partner, and $50,000 to a trust of which she is a trustee. Additionally, the Company is indebted to Mrs. Donald G. Graham, the mother of Mr. Donald G. Graham, Jr., in the amount of $2,504,000 and to Mrs. Susan Hubbach, the mother of Mrs. Carol Fratt, in the amount of $34,000.

     The Company was also indebted for certain loans that were repaid in full prior to December 31, 1998. The highest balances outstanding at any point during 1998 with respect to such loans are as follows: (i) Mr. George D. Fisher, $350,000 personally and $6,118,000 from entities of which he is a trustee, officer and/or shareholder; and (ii) Mrs. Allie Fisher, the mother of George D. Fisher, $3,140,000 personally and $950,000 from the estate of her deceased husband. Loans totaling $9,058,000 (based on highest balance outstanding) were demand Notes payable on the same terms as described above. The remainder of such loans had a 90 day maturity and provided for interest at a rate equal to the 90-day CD rate for CDs of $100,000 or more as announced from time to time by Seafirst Bank, plus 0.35%.

               COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Section 16(a)") requires that all executive officers and directors of the Company and all persons who beneficially own more than 10 percent of outstanding Company common stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of the Company's Securities. The Company has adopted procedures to assist its directors and executive officers in complying with the Section 16(a) filings.

     Based solely upon the Company's review of the copies of the filings which it received with respect to the fiscal year ended December 31, 1998, or written representations from certain reporting persons, the Company believes that all reporting persons made all filings required by Section 16(a) on a timely basis except that Ms. McTavish unknowingly failed to file a Form 4 for the sale of 1,000 shares made by the trust for which she is a trustee. This report was subsequently filed.

                            INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP, Certified Public Accountants, performed the audit of the consolidated financial statements for the Company for the year ended December 31, 1998. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire. They also will be available to respond to appropriate questions.

                                OTHER BUSINESS

     The Board of Directors knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the meeting, the Proxy holders will vote shares represented by properly executed Proxies in their discretion in accordance with their judgment on such matters.

     At the meeting, management will report on the Company's business and shareholders will have the opportunity to ask questions.

                 INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Secretary of the Company prior to November 27, 1999, for inclusion in the 2000 Proxy Statement and form of Proxy. In addition, if the Company receives notice of a shareholder proposal after February 11, 2000, the persons named as proxies in such Proxy Statement and form of Proxy will have discretionary authority to vote on such shareholder proposal.

                             FINANCIAL INFORMATION

     The consolidated financial statements of the Company and the report of it independent accountants thereon, together with supplementary financial data, management's discussion and analysis of financial condition and results of operations, and quantitative and qualitative disclosures about market risk, are included in the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998 and are incorporated by reference in this Proxy Statement. A copy of the Company's Annual Report for the fiscal year ended December 31, 1998 is enclosed.

                         ANNUAL REPORT TO SHAREHOLDERS

     ANY SHAREHOLDER MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS. Written requests for the Form 10-K should be addressed to David D. Hillard, Fisher Companies Inc., 600 University Street, Suite 1525, Seattle, Washington 98101.

March __, 1999


                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       David D. Hillard, Secretary

                                                                      APPENDIX A
                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                             FISHER COMPANIES INC.

                                   ARTICLE I

                                     Name

The name of the corporation is FISHER COMPANIES INC.

                                  ARTICLE II

                                Capitalization

Section 1.  Authorized Shares.

     The corporation is authorized to issue 50,000,000 shares of common stock with no par value ("Common Stock"), of which 30,000,000 shares shall be Series A Common Stock ("Series A Stock") and 20,000,000 shares shall be Series B Common Stock ("Series B Stock"). After completion of the Distribution of the Series B Stock, the corporation shall not issue any additional shares of Series B Stock except for shares issued in connection with (i) stock splits, stock dividends, and other similar distributions, and (ii) the exercise of stock options and restricted stock rights outstanding as of the Record Date.

Section 2.  Series A Stock and Series B Stock

     A.  Powers, Preferences, and Rights

         Except as expressly provided by these Articles of Incorporation, the rights, powers and preferences of the Series A Stock and the Series B Stock and the qualifications, limitations, or restrictions thereof, shall be in all respects identical.

     B.  Voting Rights

         1. Number of Votes. Except as otherwise required by law, the holders of Series A Stock will be entitled to one (1) vote per share, and the holders of Series B Stock will be entitled to ten (10) votes per share on all matters to be voted on by the corporation's stockholders.

         2. Voting By Class. Except as otherwise required by law, Series A Stock and Series B Stock shall vote as a single class on all matters presented for a vote of the stockholders of the corporation. Notwithstanding the preceding sentence, the holders of Series A Stock and Series B Stock shall each be entitled to vote separately as a class with respect to (i) amendments to these Articles of Incorporation that alter or change the powers, preferences or special rights of their respective series so as to affect them adversely, and (ii) such other matters as require class votes under the Washington Business Corporation Act.

         3. Sole Voting Power. Except as otherwise provided by law or pursuant to this Article II, the holders of the Series A Stock and Series B Stock shall have sole voting power for all purposes, each holder of the Series A Stock and Series B Stock being entitled to vote as provided in this paragraph B of Section 2.

     C.  Dividends

         When and as dividends in the Series A Stock and Series B Stock are declared payable, whether in cash, property, or shares of stock of the corporation, the holders of Series A Stock and the holders of Series B Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. If dividends are declared that are payable in shares of Series A Stock or Series B Stock, such dividends shall be payable at the same rate on both series of stock. The dividends payable in shares of Series A Stock shall be payable only to holders of Series A Stock, and the dividends payable in shares of Series B Stock shall be payable only to holders of Series B Stock. If the corporation shall in any manner split, divide, or combine the outstanding shares of Series A Stock or Series B Stock, the outstanding shares of the other such series of Common Stock shall be proportionally split, divided, or combined in the same manner and on the same basis.

     D.  Conversion of Series B Stock by Holder

         1. Conversion to Series A. The holder of each share of Series B Stock shall have the right at any time, at such holder's option, to convert such share into one fully paid and nonassessable share of Series A Stock on and subject to the following terms and conditions.

         2. Election Procedure. In order to exercise the conversion privilege, the holder of any shares of Series B Stock to be converted shall present and surrender the certificate(s) representing such shares during usual business hours at any office or agency of the corporation maintained for the transfer of the corporation's Common Stock and shall deliver a written notice of the holder's election to convert the shares represented by such certificate(s) or any portion thereof specified in the notice.
     Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Series A Stock issuable on such conversion shall be registered. If required by the corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder of such shares or the holder's duly authorized representative. Each conversion of shares of Series B Stock pursuant to this paragraph D shall be deemed to have been effected on the date (the "conversion date") on which the certificate(s) representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received, and the person(s) in whose name(s) any certificate(s) for shares of Series A Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder(s) of record of the shares of Series A Stock represented thereby on the conversion date.

         3. Issuance of Series A Stock. As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Series B Stock, the corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Series A Stock issuable upon such conversion. Subject to the provisions of this paragraph D, in case any certificate for shares of Series B Stock shall be surrendered for conversion of only a part of the shares represented thereby, the corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Series B Stock represented by such surrendered certificate that are not being converted. The issuance of certificates for shares of Series A Stock issuable upon the conversion of shares of Series B Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the corporation in respect of the issue thereof. The corporation shall not, however, be required to pay any tax with respect to any shares of Series B Stock being transferred to another holder, and the corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the corporation the amount of such tax or has established to the satisfaction of the corporation that such tax has been paid.

         4. Dividends. Upon any conversion of shares of Series B Stock into shares of Series A Stock, no adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as have been declared and are payable to holders of record of shares of Series B Stock on a date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of Series A Stock issued upon such conversion as have been declared and payable to holders of record of shares of Series A Stock on or after such conversion date.

         5. Business Combinations and Sales of Assets. In the case of (i) any consolidation or merger of the corporation as a result of which the holders of Series A Stock shall be entitled to receive cash, stock, other securities, or other property with respect to or in exchange for Series A Stock, or (ii) any sale or conveyance of all or substantially all of the property or business of the corporation as an entity, a holder of a share of Series B Stock shall have the right thereafter to convert such share into the kind and amount of cash, shares of stock, and other securities and properties receivable upon such consolidation, merger, sale, or conveyance by a holder of one share of Series A Stock and shall have no other conversion rights with regard to such share. The provisions of this subparagraph D.5 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

         6. Converted Shares. Shares of the Series B Stock converted into Series A Stock shall be retired and shall resume the status of authorized but unissued shares of Series B Stock.

         7. Authorized Shares. Such number of shares of Series A Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Series B Stock and upon exercise of options.

     E.  Termination of Series B Stock

         1. All outstanding shares of Series B Stock shall automatically, without any further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis:

               a.   at the option of the corporation:

                    (i) at any time when the Board of Directors and the holders of two-thirds of the outstanding shares of the Series B Stock approve the conversion of all of the Series B Stock into Series A Stock; or

                    (ii) upon a determination by the Board of Directors that
               such conversion is necessary (X) in order to avoid the exclusion of the Series A Stock from trading on a national securities exchange or from quotation on the National Association of Securities Dealers Automated Quotation System or such other national quotation system then in use, or (Y) due to requirements of federal or state law, in any such case, as a result of the existence of the Series B Stock; or

               b. at such time as the number of shares of Series B Stock issued and outstanding on a fully diluted basis is less than 30% of the number of shares of Series B Stock issued in the Distribution.

               c. In the event that, prior to such a conversion, an event of the type specified in subparagraph D.5 has occurred, instead of being converted into Series A Stock on a share-for-share basis, each share of Series B Stock shall automatically be converted into the kind and amount of cash, shares of stock, and other securities and properties receivable upon such event by a holder of one share of Series A Stock as if such conversion had occurred just prior to the record date for such event, with the foregoing adjustment being applied to successive consolidations, mergers, sales or conveyances, if any, occurring prior to such conversion.

         2. Resulting Shares. Upon any automatic conversion of Series B Stock pursuant to this paragraph E, each certificate representing outstanding shares of Series B Stock shall thereafter be deemed to represent a like number of shares of Series A Stock.

     F.  Limitations on Transfer of Series B Stock

         1. Prohibition on Transfer. No record or beneficial owner of shares of Series B Stock may transfer, and the corporation shall not register the transfer of, such shares of Series B Stock, whether by sale, assignment, gift, bequest, appointment, or otherwise, except to a "Permitted Transferee" as provided herein. Unless otherwise provided, capitalized terms have the meanings assigned to them in subparagraph F.4.

         2.    Permitted Transferees.

               a. Transfer By Natural Person. In the case of a holder of Series B Stock (a "Series B Holder") who is a natural person and the beneficial owner of the shares of Series B Stock to be transferred, Permitted Transferees shall include only the following:

                    (i)  Any Original Holder;

                    (ii) The spouse of such Series B Holder, any lineal descendant of a great-grandparent of such Series B Holder, or any spouse of such lineal descendant (herein collectively referred to as such Series B Holder's "Family Members");

                    (iii) The trustee or trustees of a trust (including a voting trust) for the benefit of such Series B Holder and/or one or more of such Series B Holder's Family Members, which trust may also grant a general or special power of appointment to one or more of such Series B Holder's Family Members and may permit trust assets to be used to pay taxes, legacies, and other obligations of the Trust or the estates of one or more of such Series B Holder's Family Members payable by reason of the death of any such Family Members; provided, however, if at any time such trust ceases to meet the requirements of this subparagraph F.2.a(iii), then, upon a Board determination to such effect, all shares of Series B Stock then held by such trustee or trustees shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into Series A Stock on a share-for-share basis (or, if applicable, on the basis set forth in subparagraph E.1.c), and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock (or such other consideration).

                    (iv) A corporation, partnership or limited liability company controlled by such Series B Holder, such Series B Holder's Family

               Members, and/or any Original Holder; provided that if such corporation, partnership or limited liability company ceases to be so controlled, then, upon a Board determination to such effect, all shares of Series B Stock then held by such corporation, partnership or limited liability company shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis (or, if applicable, on the basis set forth in subparagraph E.1.c), and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock (or such other consideration). For purposes of this provision, a corporation, partnership or limited liability company shall be deemed to be "controlled" by a holder or holders if (and only for so long as) such holder or holders own, directly or indirectly, at least 50.1% of the voting securities or other voting interests in such entity.

                    (v) An organization established by the Series B Holder or such Series B Holder's Family Members, contributions to which are deductible for federal income, estate, or gift tax purposes (a "Charitable Organization") and a majority of whose governing board at all times consists of the Series B Holder and/or one or more of the Permitted Transferees of such Series B Holder, or any successor to such Charitable Organization meeting such definition; provided that if by reason of any change in the composition of the governing board of such Charitable Organization, such Charitable Organization shall no longer qualify as a Permitted Transferee of such Series B Holder, then, upon a Board determination to such effect, all shares of Series B Stock then held by such Charitable Organization shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis (or, if applicable, on the basis set forth in subparagraph E.1.c), and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Series A Stock (or such other consideration); and

                    (vi) The executor, administrator, or personal representative of the estate of a deceased Series B Holder or the guardian or conservator of a Series B Holder adjudged disabled or incompetent by a court of competent jurisdiction, acting in his capacity as such.

               b.  Transfer By Trustees.

                    (i) In the case of a Series B Holder holding shares of Series B Stock as trustee pursuant to a trust other than a trust that was irrevocable on the Record Date, Permitted Transferees of such shares shall include only the following:

                    (a) the person who established such trust and any Permitted Transferee of such person;

                    (b) any successor trustee of such trust who is the person who established such trust and his or her Permitted Transferees; and

                    (c)  any Original Holder.

                    (ii) In the case of a Series B Holder holding shares of
               Series B Stock as trustee pursuant to a trust that was irrevocable on the Record Date (a "Transferor Trust"), Permitted Transferees of such shares shall include only the following:

                    (a) any successor trustee of such Transferor Trust who is described in subparagraph F.2.b.(ii)(b) and (c) immediately below;

                    (b) any person to whom or for whose benefit the principal or income may be distributed either during or at the end of the term of such Transferor Trust whether by power of appointment or otherwise, and any Permitted Transferee of such person;

                    (c) any Family Member of the person who established such Transferor Trust; and

                    (d)  any Original Holder.

               c. Record Holder Not Beneficial Owner. In the case of a person who is the record owner of Series B Stock on the Record Date but does not beneficially own such shares, Permitted Transferees with respect to such shares shall include only the beneficial owner of such shares on the Record Date and a Permitted Transferee of such beneficial owner, and only the beneficial owner of such shares on the Record Date and the Permitted Transferees of such beneficial owner are deemed Original Holders.

               d. Transfer By Partnerships. In the case of a Series B Holder that is a partnership and the beneficial owner of the shares of Series B Stock proposed to be transferred, Permitted Transferees shall include only:

                    (i) any partner of such partnership on the Record Date;

                    (ii) any person transferring shares of Series B Stock to
               such partnership after the Record Date (provided, however, that such transferor may not receive shares of Series B Stock in excess of the shares transferred by the transferor to such partnership);

                    (iii) any Permitted Transferee of such person referred to
               in subparagraph F.2.d(i) or F.2.d(ii) above (not in excess of the number of shares that such person is entitled to receive pursuant to this subparagraph F.2.d);

                    (iv) the survivor of a merger or consolidation of such
               partnership if those persons who controlled (as defined in subparagraph F.2.a(iv)) such constituent partnership immediately prior to the merger or consolidation control the surviving partnership; provided that if the surviving partnership ceases to be so controlled, then, upon a Board determination to such effect, all shares of Series B Stock then held by such surviving partnership shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis (or, if applicable, on the basis set forth in subparagraph E.1.c), and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock (or such other consideration); and

                    (v)  any Original Holder.

               e. Transfers By Corporations. In the case of a Series B Holder that is a corporation and the beneficial owner of the shares proposed to be transferred, Permitted Transferees shall include only:

                    (i) stockholders of the corporation on the Record Date who receive shares of Series B Stock pro rata to their stock ownership in the corporation through a dividend or through a distribution made upon liquidation of such corporation;

                    (ii) any person transferring shares of Series B Stock to the corporation after the Record Date (provided, however, that such transferor may not receive shares of Series B Stock in excess of the shares transferred by the transferor to such corporation);

                    (iii) any Permitted Transferee of such stockholder or person referred to in subparagraph F.2.e(i) or (ii) above (not in excess of the number of shares that such stockholder or person is entitled to receive pursuant to this subparagraph F.2.e);

                    (iv) the survivor of a merger or consolidation of such
               corporation if those persons who controlled (as defined in subparagraph F.2.a(iv)) such constituent corporation immediately prior to the merger or consolidation control the surviving corporation; provided that if the surviving corporation ceases to be so controlled, then, upon a Board determination to such effect, all shares of Series B Stock then held by such surviving corporation shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis (or, if applicable, on the basis set forth in subparagraph E.1.c), and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock (or such other consideration); and

                    (v)  Any Original Holder.

               For purposes of subparagraph F.2.e, a mutual company and a limited liability company shall be treated as a corporation, and the persons holding voting interests therein shall be treated as stockholders.

               f. Transfers By Legal Representatives. In the case of a Series B Holder who is the executor or administrator of the estate of a deceased Series B Holder or guardian or conservator of the estate of a disabled or incompetent Series B Holder, Permitted Transferees shall include only a Permitted Transferee of such deceased, disabled, or incompetent Series B Holder or an Original Holder.

               g. Transfers By Charitable Organizations. In the case of a Series B Holder that is a Charitable Organization and the beneficial owner of shares proposed to be transferred, Permitted Transferees shall include only:

                    (i) any successor Charitable Organization; provided that the
               Series B Holder who established the original Charitable Organization and/or one or more of the Permitted Transferees of such Series B Holder must constitute a majority of the governing board of such successor; and provided further that if by reason of any change in the composition of the successor's governing board, the successor Charitable Organization shall no longer qualify as a Permitted Transferee under subparagraph F.2.a(v), then, upon a Board determination to such effect, all shares of Series B Stock then held by such successor Charitable Organization shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis (or, if applicable, on the basis set forth in subparagraph E.1.c), and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Series A Stock (or such other consideration); and

                    (ii)  any Original Holder.

         3. Pledge. Notwithstanding anything to the contrary set forth herein, any Series B Holder may pledge such holder's shares of Series B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee; provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph F. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Series B Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Series A Stock as the pledgee may elect.

     4.  Interpretation and Definitions.  For purposes of this paragraph F:

         a) The relationship of any person that is derived by or through legal adoption shall be considered a natural one;

         b) Each joint owner of shares of Series B Stock shall be considered a Series B Holder of such shares;

         c) A minor for whom shares of Series B Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Series B Holder of such shares;

         d) "Distribution" means the first issuance of the Series B Stock as part of the corporation's stock dividend on the Series A Stock.

         e) Unless otherwise specified, the term "person" means both natural persons and legal entities;

         f) The "Record Date" is the date for determining the persons to whom the Series B Stock is issued as part of the corporation's Distribution; and

         g) "Original Holder" means (i) any person to whom or to which shares of Series B Stock are issued in the Distribution, and (ii) the Permitted Transferees of such person; provided, however, that if such person is a trust, corporation, partnership, limited liability company, or charitable organization (each, for the purposes of this definition, an "Entity"), then any changes that would otherwise disqualify such Entity from being a Permitted Transferee under subparagraph F.2.a shall likewise cause the Entity to cease being an Original Holder, and, upon a Board determination to such effect, all shares of Series B Stock then held by such Entity shall immediately and automatically, without further act or deed on the part of the Entity or any other person, be converted into Series A Stock on a share-for-share basis (or, if applicable, on the basis set forth in subparagraph E.1.c), and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock (or such other consideration).

          5. Disqualification; Transfers other than to Permitted Transferees. Any purported transfer of shares of Series B Stock not permitted under this paragraph F shall result in the conversion of the transferee's shares of Series B Stock into shares of Series A Stock, effective on the date on which certificates representing such shares are presented for transfer on the stock transfer record books of the corporation; provided, however, that if the corporation should determine that such shares were not so presented for transfer within 20 days after the date of such sale, transfer, assignment, or other disposition, the transfer date shall be the actual date of such sale, transfer, assignment, or other disposition as determined in good faith by the Board of Directors or its appointed agent. The corporation may, (i) in connection with preparing a list of stockholders entitled to cast ten votes per share at a stockholders' meeting, or (ii) as a condition to the transfer or the registration of transfer of Series B Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it in good faith deems necessary to establish that (X) the Series B Holder has not been disqualified from holding Series B Stock under subparagraphs F.2.a or F.4.g above, or (Y) such transferee is a Permitted Transferee. If evidence acceptable to the corporation is not provided at the time shares of Series B Stock are presented for transfer, the transfer shall be presumed by the corporation to be a transfer to a person other than a Permitted Transferee. A Series B Holder who does not respond to or satisfy the corporation's request for proof that such holder has not been disqualified from holding Series B Stock under subparagraphs F.2.a or F.4.g, will be entitled, for that particular matter, to cast only one vote per share of Series B Stock held, unless otherwise determined by a court.

     G.  Registration of Series B Stock

         1. Shares of Series B Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in "street" or "nominee" names. For the purposes of paragraphs F and G of this Section 2, the term "beneficial owner(s)" of any shares of Series B Stock shall mean the person or persons who possess the power to vote or dispose, or to direct the voting or disposition, of such shares and "beneficially owned" shares shall refer to shares owned by such a beneficial owner.

          2. Each certificate representing shares of Series B Stock shall bear a legend stating that there are restrictions on transfer and registration of transfer imposed by paragraphs F and G of this Section 2.

     H.  Mergers and Other Business Combinations.

     In the event of a merger, consolidation, combination or binding share exchange involving the corporation in which shares of the Common Stock are exchanged, the holders of each series of Common Stock shall be entitled to receive the same per share consideration in that transaction; provided that if all or part of the consideration so received consists of common stock of the surviving or resulting entity, the common stock so issued may differ as to voting rights to the extent, but only to the extent, that the series of Common Stock so differ as set forth herein.

     I.  Liquidation, Dissolution, or Winding Up

         In the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary (sometimes referred to as liquidation), after payment or provision for payment of the debts and other liabilities of the corporation, the holders of Series A Stock and Series B Stock shall be entitled to share pro rata in the remaining assets of the corporation according to their respective interests.

                                  ARTICLE III

                              Stockholder Rights

The stockholders of the corporation do not have preemptive rights to acquire proportional amounts of the corporation's unissued shares upon the decision of the Board of Directors to issue them.

                                  ARTICLE IV

                              Board of Directors

Section 1. The Board of Directors shall consist of not fewer than 9 nor more than 19 individuals. The exact number shall be fixed by the Bylaws and may be changed from time to time by amending such Bylaws as provided in the Bylaws.

Section 2. The Board of Directors shall be divided into three classes: Class 1, Class 2 and Class 3. Each such Class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. In no event shall a Class be comprised of fewer than 3 directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class 1 shall hold office until the annual meeting of stockholders in 1997; each initial director in Class 2 shall hold office until the annual meeting of stockholders in 1998; and each initial director in Class 3 shall hold office until the annual meeting of stockholders in 1999.

Section 3. In the event of an increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the Class in which he or she is a member until the expiration of his or her current term, or his or her earlier resignation, removal from office or death, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three Classes of directors so as to maintain such Classes as nearly equal as possible.

                                   ARTICLE V

                 Director Standard of Care and Indemnification


Section 1. The personal liability of an existing or former director of officer-director to the corporation or its stockholders, or to a subsidiary corporation or its stockholders, for monetary damages for conduct as a director or officer-director is hereby eliminated, provided that such liability shall not be eliminated for acts or omissions that involve intentional misconduct or a knowing violation of law, for conduct violating RCW (S) 23B.08.310, or for any transaction from which the existing or former director or officer-director will personally receive a benefit in money, property, or services to which such person is not legally entitled.

Section 2. The corporation shall indemnify an existing or former director or officer-director made a party to a proceeding by reason of the fact that such person is or was a director or officer-director and obligate itself to advance or reimburse expenses incurred in any such proceeding, all without regard to the limitations in RCW (S)(S) 23B.08.510 through 23B.08.550 and in RCW (S) 23B.08.560(2), provided that no such indemnity, advance or reimbursement shall be provided from or on account of (a) acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct finally adjudged to be in violation of RCW (S)23B.08.310, or (c) any transaction with respect to which it was finally adjudged that such person personally received a benefit in money, property, or services to which such person was not entitled.

Section 3. The Board of Directors, by resolution adopted at any regular or special meeting, shall make provisions in the corporation's Bylaws for the matters set forth in this Article V.



                                       ----------------------------------------
                                       William W. Krippaehne, Jr.,
                                       President and CEO

                         PROXY FOR 1999 ANNUAL MEETING
                              OF SHAREHOLDERS OF
                             FISHER COMPANIES INC.

                      PLEASE SIGN AND RETURN IMMEDIATELY

          This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Phelps K. Fisher, Donald G. Graham, Jr., W. W. Krippaehne, Jr., Jean F. McTavish, and Jacklyn F. Meurk and each of them (with full power to act alone), proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned of Fisher Companies Inc. (the "Company") at the 1999 annual meeting of its shareholders to be held at the United Artists 150 Theater, 2131 Sixth Avenue, Seattle, Washington, at 10:00 a.m., Thursday, April 29, 1999, or any adjournments thereof, as indicated with respect to the proposals set forth below and, in their discretion, upon all other matters that may properly come before the meeting:

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
        THE PROPOSALS DESCRIBED BELOW.  IF NO DIRECTIONS ARE GIVEN, THE
           ABOVE-NAMED PROXIES INTEND TO VOTE THE SHARES REPRESENTED
                      BY THIS PROXY "FOR" SUCH PROPOSALS.

1. AMENDMENT OF ARTICLES OF INCORPORATION. To amend and restate the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 12 million to 50 million, such shares to be divided into two series.
               FOR  [ ]        AGAINST  [ ]         ABSTAIN  [ ]

2. ADOPTION OF THE FISHER COMPANIES INCENTIVE PLAN OF 1999. To consider and act upon a proposal to adopt the Fisher Companies Incentive Plan of 1999.


               FOR  [ ]        AGAINST  [ ]         ABSTAIN  [ ]

3. ELECTION OF DIRECTORS. To elect the nominees listed in the accompanying Notice of Annual Meeting to serve as directors for a three-year term.

       A. I vote FOR all nominees listed below (except as marked to the contrary below) [ ]

       B. I WITHHOLD AUTHORITY to vote for any individual nominee whose name I have struck a line through in the list below [ ]

                 Jacklyn F. Meurk   .   Jean F. McTavish   .
               George F. Warren, Jr.  .   William W. Warren, Jr.


4. RATIFICATION OF INDEPENDENT ACCOUNTANTS. To consider and act upon a resolution to ratify the action of the Board of Directors in appointing Pricewaterhouse Coopers as independent accountants for 1999.

               FOR  [ ]        AGAINST  [ ]         ABSTAIN  [ ]

5. OTHER BUSINESS. To transact any and all other business that may properly come before the meeting.

In giving this Proxy, I understand that I may personally vote my shares if I attend the meeting, notwithstanding that I have previously executed and returned this Proxy to the Company.

PLEASE EXECUTE THIS PROXY WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED so that your stock will be represented in all events and so that we may have a quorum. Please sign your name exactly as shown below. When signing as attorney, administrator, executor, guardian or trustee, please give title as such. JOINT OWNERS SHOULD EACH SIGN.

Signature(s)    _________________________    Date____________________________


Signature(s)    _________________________    Date____________________________